SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549



                            FORM 8-K/A


      Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): June 6, 1996


                   INDEPENDENT BANK CORPORATION
      (Exact Name of Registrant as Specified in its Charter)

                             MICHIGAN
          (State or Other Jurisdiction of Incorporation)


            0-7818                                    38-2032782
(Commission File Number)                (I.R.S. Employer Identification No.)


    230 West Main Street, P.O. Box 491, Ionia, Michigan        48846
      (Address of Principal Executive Offices)              (Zip Code)


                          (616) 527-9450
       (Registrant's Telephone Number, Including Area Code)


                          Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated June 12, 1996, relating to events occurring on June 6, 1996, as set forth in the pages attached hereto.

(List all such items, financial statements, exhibits of other portions amended)


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

          The financial statements for North Bank Corporation, the business acquired, for the periods ended as of December 31, 1994 and December 31, 1995, together with a report of independent public accountants, and the unaudited financial statements of North Bank Corporation for the periods ended as of March 31, 1995 and March 31, 1996, are hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit A.

     (b)  Pro Forma Financial Information.

          The required pro forma financial information for the transaction that is the subject of this Report is hereby filed as part of this Report on Form 8-K/A in the form attached as Exhibit B.

     (c)  Exhibits.

          2.1 Agreement and Plan of Reorganization among Independent Bank corporation, IBC Interim Co., and North Bank Corporation, dated February 2, 1996.*

          4.1 Amended and Restated Loan Agreement between The Northern Trust Company, an Illinois banking corporation, and Independent Bank Corporation, dated June 6, 1996.

          23   Consent of Crowe Chizek and Company LLP

- ----------------------
* Previously Filed

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              INDEPENDENT BANK CORPORATION



Date: August 7, 1996          /s/ William R. Kohls
                              William R. Kohls, Executive Vice President
                              and Chief Financial Officer (Principal
                              Financial Officer)

                              EXHIBIT A

                             CROWE CHIZEK

                   REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders
North Bank Corporation
Hale, Michigan


We have audited the accompanying consolidated balance sheets of North Bank Corporation as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Bank Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Corporation changed its methods of accounting for impaired loans in 1995 and investment securities and income taxes in 1993 to conform to new accounting standards. The change in accounting for income taxes was made retroactively to January 1, 1991.



                                          /s/Crowe, Chizek and Company LLP
                                          Crowe, Chizek and Company LLP
Grand Rapids, Michigan
March 8, 1996

                          NORTH BANK CORPORATION
                       CONSOLIDATED BALANCE SHEETS
                       December 31, 1995 and 1994
                         (Dollars in thousands)
- -----------------------------------------------------------------------------

                                                1995           1994
                                                ----           ----
ASSETS
  Cash and due from banks (Note 3)          $    6,421       $    8,121
  Federal funds sold                               200
                                            ----------       ----------
     Total cash and cash equivalents             6,621            8,121

     Securities available for sale (Note 4)     48,665           26,503
     Securities held to maturity
          (estimated fair value
          of $28,755) (Note 4)                                   30,584
                                            ----------       ----------
          Total securities                      48,665           57,087

     Total loans (Note 5)                       90,331           81,833
     Less allowance for loan losses (Note 6)      (988)            (949)
                                            ----------       ----------
          Net Loans                             89,343           80,884

     Premises and equipment - net (Note 7)       5,580            6,047
     Accrued interest receivable                 1,102            1,010
     Other real estate                             118              628
     Other assets                                1,287            2,496
                                            ----------       ----------
           Total assets                   $    152,716      $   156,273
                                            ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
     Deposits:
          Noninterest-bearing demand      $     17,872      $   17,189
          Interest-bearing transaction
           accounts                             19,858          19,292
          Savings                               38,444          40,157
          Time (Note 8)                         55,591          47,127
                                            ----------       ---------
               Total deposits                  131,765         123,765

     Long-term borrowings (Note 10)              9,000          19,728
     Federal funds purchased                                     1,100
     Accrued interest payable                      516             496
     Other liabilities (Note 11)                   789           1,661
                                            ----------       ---------
          Total liabilities                    142,070         146,750

Shareholders' Equity
     Common stock, no par value,
       1,500,000 shares authorized;
       482,040 and 481,478 issued and
       outstanding in 1995 and 1994,
       respectively                              1,207           1,204
     Surplus                                     5,635           5,629
     Retained earnings                           3,841           4,159
     Net unrealized appreciation
      (depreciation) on available for
       sale securities, net of tax of $19
       in 1995 and $585 in 1994 (Note 4)           (37)         (1,136)
     Minimum pension liability adjustment,
       net of tax of $171 in 1994 (Note 11)                       (333)
                                            ----------       ---------
          Total shareholders' equity            10,646           9,523
                                            ----------       ---------
              Total liabilities and
               shareholders' equity         $  152,716     $   156,273
                                            ==========       =========


See accompanying notes to consolidated financial statements.


                         NORTH BANK CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
            Years ended December 31, 1995, 1994 and 1993
            (Dollars in thousands, except per share amounts)
- ----------------------------------------------------------------------------

                                     1995         1994         1993
                                     ----         ----         ----
Interest income
     Loans, including fees           $ 7,765      $ 6,539      $ 6,406
     Securities
          Taxable                      3,002        2,372        2,715
          Tax-exempt                     342          584          814
     Federal funds sold                  124           70           62
                                     -------      -------      -------
          Total interest income       11,233        9,565        9,997

Interest expense
     Deposits                          4,401        3,127        3,917
     Borrowings                          983          803          226
                                     -------      -------      -------
          Total interest expense       5,384        3,930        4,143
                                     -------      -------      -------
Net interest income                    5,849        5,635        5,854

Provision for loan losses (Note 6)      (307)        (180)        (150)
                                     -------      -------      -------
Net interest income after
 provision for loan losses             5,542        5,455        5,704

Other operating income
    Service charges on
     deposit accounts                    404          422          394
       Net gain (loss) on sales
        of securities                   (111)        (374)       1,201
     Gain on sales of loans              424          116          441
     Gain on sale of mortgage
      servicing rights                   124
     Other operating income              361          353          420
                                     -------      -------      -------
        Total other operating income   1,202          517        2,456

Other operating expenses
     Salaries and employee
      benefits (Note 11)               2,738        2,745        3,076
     Pension settlement (Note 11)        774
     Net occupancy                       468          407          373
     Equipment                           740          651          581
     Legal fees                          132          109          131
     FDIC premium                        144          274          304
     Other operating expense           1,898        1,535        2,004
                                     -------      -------      -------
          Total other
           operating expense           6,894        5,721        6,469
                                     -------      -------      -------
Income(loss) before
  federal income taxes                  (150)         251        1,691

Federal income tax expense
 (benefit) (Note 9)                     (121)         (82)         260
                                     -------      -------      -------
Net income(loss)                    $    (29)     $   333    $   1,431
                                     -------      -------      -------
Net income(loss) per common
  share (Note 2)                    $   (.06)     $   .70    $    2.97
                                     -------      -------      -------

- ------------------------------------------------------------------------------
          See accompanying notes to consolidated financial statements.

                          NORTH BANK CORPORATION
        CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS'
EQUITY
             Years ended December 31, 1995, 1994 and 1993
           (Dollars in thousands, except per share amounts)

- -----------------------------------------------------------------------------
                                              Net Unrealized
                                               Appreciation
                                              (Depreciation)  Minimum
                                               on Securities  Pension
                   Common            Retained   Available   Liability
                   Stock    Surplus  Earnings   for Sale   Adjustment  Total
Balance -
 January 1, 1993   $1,223   $5,757   $2,949                           $ 9,929

Net income, 1993                      1,431                             1,431

Cash dividends
 ($.55 per share)                      (266)                             (266)

Retirement of
 shares               (19)    (128)                                      (147)

Net unrealized
 appreciation
 on securities
 available for
 sale                                          $   53                      53
                   ------    ------   ------   ------                 -------

Balance -
 December 31,
 1993               1,204    5,629    4,114        53                  11,000

Net income, 1994                        333                               333

Cash dividends
 ($.60 per share)                      (288)                             (288)

Net change in
 unrealized
 appreciation
 (depreciation)
 on securities
 available for sale                            (1,189)                 (1,189)

Minimum pension
 liability
 adjustment
 (Note 11)                                                 $  (333)      (333)
                    ------   ------   -------   ------       ------    ------

Balance -
 December 31,
 1994                1,204    5,629     4,159    (1,136)      (333)     9,523

Net loss, 1995                            (29)                            (29)

Cash dividends
 ($.60 per share)                        (289)                           (289)

Exercise of
 options (Note 11)       3        6                                         9

Net change in
 unrealized
 appreciation
 (depreciation)
 on securities
 available for sale                                1,099                1,099

Minimum pension
 liability
 adjustment
 (Note 11)                                                      333       333
                    ------    -------    ------   -------    ------    ------

Balance -
 December 31,
 1995              $ 1,207    $ 5,635    $ 3,841  $   (37)    $   0   $10,646
                   -------    -------    -------  -------     -----   -------

- -----------------------------------------------------------------------------
        See accompanying notes to consolidated financial statements.



                            NORTH BANK CORPORATION
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
              Years ended December 31, 1995, 1994 and 1993
                          (Dollars in thousands)

- ----------------------------------------------------------------------------

                                             1995        1994      1993
                                             ----        ----      ----
Cash flows from operating activities
  Net income (loss)                          $    (29)   $   333   $   1,431
  Adjustments to reconcile net
   income (loss) to net
    cash from operating activities:
       Depreciation                               534        613         546
       Net amortization                            86         87          76
       Provision for loan losses                  307        180         150
       (Gain) loss on sales of other
         real estate                              (76)         5
       Gain on sales of loans                    (424)      (116)       (441)
       Origination of loans for sale          (24,592)    (6,120)    (18,765)
       Proceeds from sales of loans
        originated for sale                    23,926      6,297      19,623
       Gain on sale of mortgage
        servicing rights                         (124)
       Net (gain) loss on sales
        of securities                             111        374      (1,201)
       Change in assets and liabilities
         Securities available for sale                                (2,169)
            Deferred taxes                       (178)      (109)         28
            Accrued interest receivable           (92)       (92)        354
            Accrued interest payable               20         59         (13)
            Other assets                          639       (728)        292
            Other liabilities                    (539)       224        (327)
                                              -------    -------      ------
                 Net cash from operating
                  activities                     (431)     1,007        (416)

Cash flows from investing activities
  Proceeds from sales of securities
   available for sale                          62,290    20,612
  Proceeds from maturities, calls,
    and paydowns of securities
    available for sale                          3,572
  Purchase of securities available
    for sale                                  (55,974)   (8,550)
  Proceeds from sales of securities
    held to maturity                                                   9,251
  Proceeds from maturities of
    securities held to maturity                     2     3,594          600
  Purchase of securities held to
    maturity                                             (6,558)     (17,980)
  Loan originations net of principal
    payments on loans                          (7,905)  (16,595)       7,177
  Proceeds from sales of other real
    estate                                        815       233
  Proceeds from sale of mortgage
    servicing rights                              306
  Premises and equipment expenditures             (67)     (137)      (1,126)
                                              -------    ------       ------
      Net cash from investing activities        3,039    (7,401)      (2,078)

- -----------------------------------------------------------------------------
                             (Continued)

                         NORTH BANK CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
             Years ended December 31, 1995, 1994 and 1993
                       (Dollars in thousands)


                                             1995       1994       1993
                                             ----       ----       ----
Cash flows from financing activities
     Acquisition of deposits                 $ 6,767
     Net change in deposits                    1,233    $  (360)   $ (16,076)
     Dividends                                  (289)      (288)        (266)
     Proceeds from FHLB advances               3,000      4,728       15,000
     Repayment of FHLB advances              (13,728)
     Change in Federal funds purchased        (1,100)     1,100
     Exercise of stock options                     9
     Stock retired                                                      (147)
                                             -------    -------      -------
        Net cash from financing
         activities                           (4,108)     5,180       (1,489)

Net change in cash and cash
  equivalents                                 (1,500)    (1,214)      (3,983)

Cash and cash equivalents
   at beginning of year                        8,121      9,335       13,318
                                             -------    -------      -------
Cash and cash equivalents at
   end of year                               $ 6,621    $ 8,121      $ 9,335
                                             =======    =======      =======
Supplemental disclosures of
 cash flow information
     Cash paid during the year for
          Interest                           $ 5,364    $ 3,871      $ 4,156
          Income taxes                            35                     645

Supplemental disclosures on
 noncash investing activities
     Transfer from loans to
       other real estate                         289         25          542
     Transfer of securities to
       available for sale upon
       adoption of SFAS 115                                           40,753
     Transfer of securities from
       held to maturity to
       available for sale
       (Note 4)                               29,499


- -----------------------------------------------------------------------------
            See accompanying notes to consolidated financial statements.

                              NORTH BANK CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994
- ---------------------------------------------------------------------------
NOTE 1 - NATURE OF OPERATIONS

The consolidated financial statements include the accounts of North Bank Corporation and its wholly-owned subsidiary, North Bank (the Bank), and the Bank's wholly-owned subsidiary, First Central Mortgage Corporation, after elimination of significant inter-company transactions and accounts.

On October 3, 1994, North Bank acquired First Central Mortgage Corporation, a residential mortgage originating company headquartered in Saginaw, Michigan. The acquisition was recorded under the purchase method. Intangible assets acquired are being amortized over their estimated economic lives.

In October 1995, North Bank acquired a branch of First of America in Hubbard Lake, Michigan. Deposits acquired were approximately $6.8 million. Intangible assets associated with this acquisition are being amortized over their estimated economic lives.

The Bank grants commercial, installment and residential loans to customers primarily in Northeastern Michigan. Although the loan portfolio is diversified, a substantial portion of its debtors' ability to honor their contracts is dependent upon the tourism industry. Primarily all installment and residential loans are secured by personal property and real estate. Approximately 96% of the commercial loans are secured by business assets and the remaining 4% are largely unsecured.

The Bank's revenues primarily arise from interest income from residential mortgage lending activities, investments and revenue derived from mortgage banking through origination of, and sales of mortgage loans to the secondary market with servicing retained, and related servicing income. The Bank maintains eleven branches within Iosco, Ogemaw, Alpena, Presque Isle, Alcona and Montmorency counties of Michigan.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summarize the significant accounting and reporting policies used in the preparation of the consolidated financial statements:

Use of Estimates in Preparing Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The primary estimates incorporated into the Corporation's financial statements which are susceptible to change in the near term include the allowance for loan losses, the determination and carrying value of impaired loans, the determination and carrying value of intangibles, the determination and carrying value of certain financial instruments and the realization of deferred tax assets.

- ----------------------------------------------------------------------------
                                  (Continued)

                       NORTH BANK CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and 1994
- ---------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities: At December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (SFAS No. 115). As required by SFAS No. 115, securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized. Securities available for sale consist of those securities not classified as held to maturity. Such securities might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities for which management has the positive intent and the Corporation has the ability to hold to maturity are reported at amortized cost.

Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

Loans and Interest and Fees on Loans: Loans are stated at their principal amount outstanding. Interest on loans is accrued over the term of the loan based upon the amount of the principal outstanding. The accrual of interest is discontinued on a loan when management believes serious doubt exists as to the collectibility of the loan principal or interest. Loan fees and certain direct loan origination costs are deferred and amortized into interest income over the term of the loans using the level yield method.

Allowance for Loan Losses: Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover possible losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any loan charge-offs that occur. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and further recoveries may occur.

Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (SFAS No. 114), as amended by SFAS No. 118, was adopted by the Corporation on January 1, 1995. Under this Standard, loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require an increase, such an increase is reported as bad debt expense. The adoption of this Standard was immaterial to the
1995 consolidated financial statements.
- ----------------------------------------------------------------------------
                                 (Continued)

                          NORTH BANK CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
- ---------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The carrying values of impaired loans are periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such. Other cash payments are reported as reductions in the carrying value of the loan. Increases or decreases due to changes in estimates of future payments and due to the passage of time are reported within the provision for loan losses.

The Corporation has defined "impaired loans" as those loans for which it is probable that all principal and interest due will not be repaid in accordance with the original loan agreement. The Corporation has set minimum balance and condition requirements before a loan may be considered to be impaired.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by adjustments to income.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided primarily on the straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are expensed and major improvements are capitalized. At the time of sales or disposition of an asset, the applicable cost and accumulated depreciation amounts are removed from the books.

Other Real Estate: Other real estate includes properties acquired through, or in lieu of, loan foreclosure and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on other real estate.

Intangible Assets and Goodwill: The value of core deposits acquired in a 1995 branch acquisition are amortized on an accelerated method over their expected lives. The excess of purchase price over the fair value of assets and liabilities acquired (goodwill) is amortized on a straight-line basis over 12 years.

Income Taxes: In 1995, the Corporation retroactively adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS No.
109), by restating 1991 and subsequent years. The Corporation records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

- -----------------------------------------------------------------------------
                                  (Continued)

                            NORTH BANK CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) Per Common Share: Net income (loss) per common share is based on the weighted average common shares outstanding during the years presented, retroactively adjusted for a two-for-one stock split effected December 31, 1993. The stock split was recorded at par value. Beginning in 1994, Employee Stock Ownership Plan shares are considered outstanding for net income (loss) per share calculations as they are committed to be released; unallocated shares are not considered outstanding. The weighted average number of common shares used in the per share computations were 481,759 in 1995, 472,876 in 1994 and 482,532 in 1993.

Statement of Cash Flows: For purposes of this statement, cash and cash equivalents include cash on hand, demand deposits in other institutions, federal funds sold and short-term investments. The Corporation reports net cash flows for customer loan and deposit transactions.

Impact of New Accounting Standards: The following new accounting standards have been issued by the Financial Accounting Standards Board that will apply in 1996. Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets, requires a review of long-term assets for impairment of recorded value and resulting write-downs if value is impaired. Statement of Financial Accounting Standards No. 122, Accounting for Mortgage Servicing Rights, requires recognition of an asset when servicing rights are retained on in-house originated loans that are sold. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, requires proforma disclosure of the effect on net income of valuing future option grants at their estimated fair value. These Statements are not expected to have a material effect on the Corporation's financial position or results of operations.

Reclassification: Certain reclassifications have been made to prior period consolidated financial statements to place them on a basis comparable with the current year's consolidated financial statements.


NOTE 3 - CASH AND DUE FROM BANKS

Included in cash and due from banks are amounts required to be deposited with the Federal Reserve Bank. These reserve balances vary, depending on the level of customer deposits in the Corporation's subsidiary bank. At
December 31, 1995 and 1994, the Federal Reserve balances were $717,000 and $694,000, respectively.

- ----------------------------------------------------------------------------
                               (Continued)

                          NORTH BANK CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1995 and 1994

- ----------------------------------------------------------------------------

NOTE 4 - SECURITIES

The amortized cost and fair value of securities are as follows at December 31, in thousands:

Available for Sale
                                            Gross       Gross
                              Amortized     Unrealized  Unrealized   Fair
                              Cost          Gains       Losses       Value
1995
 [S]                          [C]           [C]         [C]          [C]
 U.S. Government agencies     $ 20,660      $ 120       $  (9)       $ 20,771
 Obligations of states and
    political subdivisions       2,282          6         (16)          2,272
 Mortgage-backed securities     24,786         54        (210)         24,630
 Equity securities                 992                                    992
                               -------      -----       -----        --------
                              $ 48,720      $ 180       $(235)       $ 48,665
                               -------      -----       -----        --------
1994
 U.S. Government agencies     $    462                  $  (3)       $    459
 Mortgage-backed securities     26,769                 (1,718)         25,051
 Equity securities                 993                                    993
                              --------                  -----        --------
                              $ 28,224                $(1,721)       $ 26,503
                              --------                  -----        --------
Held to Maturity

1994
 U.S. Government agencies     $    952                $   (7)        $    945
 Obligations of states
   and political
   subdivisions                 12,965      $  65       (580)          12,450
 Mortgage-backed securities     16,667                (1,307)          15,360
                              --------      -----     ------         --------
                              $ 30,584      $  65    $(1,894)        $ 28,755
                              --------      -----     ------         --------


Transfer of Securities from HTM to AFS: Effective in May 1995, the entire portfolio of securities held to maturity were reclassified as securities available for sale. The amount of securities transferred had a book value of $30,249,000, a fair value of $29,499,000, and a net unrealized loss of $750,000 at the time of transfer. Management believes that classification of all securities as available for sale will provide the Bank with greater flexibility in managing the Bank's assets and liabilities.


- -----------------------------------------------------------------------------
                              (Continued)

                        NORTH BANK CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   December 31, 1995 and 1994



NOTE 4 - SECURITIES (Continued)

The amortized cost and fair value of securities at December 31, 1995, by contractual maturity, are shown below in thousands. Maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Available for Sale
                                              Amortized       Fair
                                              Cost            Value
     Due in one year or less                  $  1,243        $  1,239
     Due after 1 year through 5 years            6,507           6,522
     Due after 5 years through 10 years         15,192          15,282
     Mortgage-backed securities                 24,786          24,630
     Equity securities                             992             992
                                               -------        --------
                                              $ 48,720        $ 48,665
                                              ========        ========

Because of their variable payments, mortgage-backed securities are not reported by a specific maturity grouping.

Sales activities for the years ended December 31 were as follows, in thousands:

                       Available for Sale            Held to Maturity
                   1995      1994      1993       1995     1994     1993
  Sales proceeds   $62,290   $20,612   $78,981                      $ 9,251
  Gross gains          334       104       980                          411
  Gross losses         445       478       167                           23

At December 31, 1995, mortgage-backed securities with a carrying value of approximately $11,995,000 were pledged to secure public deposits and advances from the Federal Home Loan Bank (Note 10).

- ----------------------------------------------------------------------------
                                (Continued)

                          NORTH BANK CORPORATION
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995 and 1994

NOTE 5 - LOANS

Total loans consist of the following at December 31, in thousands:

                             1995           1994
     Commercial              $  20,923      $  17,349
     Consumer                   30,335         25,907
     Real Estate                39,073         38,577
                             ---------      ---------
                             $  90,331      $  81,833
                             =========      =========

Loans held for sale totaled $1,115,000 and $25,000 at December 31, 1995 and 1994, respectively. Loans sold with servicing retained totaled $1,671,000 and $32,088,000 at December 31, 1995 and 1994, respectively.


NOTE 6 - ALLOWANCE FOR LOAN LOSSES

An analysis of activity in the allowance for loan losses for the years ended December 31, follows in thousands:

                                           1995      1994     1993
     Balance - January 1                   $ 949     $ 902    $  993
          Provision charged to expense       307       180       150
          Loans charged off                 (386)     (207)     (348)
          Recoveries                         118        74       107
                                           -----     -----    ------
     Balance - December 31                 $ 988     $ 949    $  902
                                           =====     =====    ======

Information regarding impaired
  loans is as follows for 1995:

     Average investment in
       impaired loans                      $ 319
     Interest income recognized
       on impaired loans on cash basis        44

Information regarding impaired loans at
     December 31, 1995 is as follows:

     Total impaired loans                  $ 389
     Less loans for which no allowance
          for loan losses is allocated      (389)
                                          ------
     Impaired loans for which an
          allowance for loan losses
          is allocated                     $   0
                                          ------
     Portion of allowance allocated
          to these loans                   $   0
                                          ------

Nonperforming loans, including loans on nonaccrual and loans past due greater than 90 days, totaled $1,014,000 at December 31, 1994.

- -----------------------------------------------------------------------------
                                  (Continued)

                          NORTH BANK CORPORATION
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1995 and 1994

NOTE 7 -PREMISES AND EQUIPMENT

Premises and equipment by classification are as follows at December 31, in thousands:

                                        1995         1994
     Land                               $   640      $   497
     Buildings and improvements           4,507        4,712
     Furniture and fixtures               3,974        3,915
                                        -------      -------
                                          9,121        9,124
     Accumulated depreciation            (3,541)      (3,077)
                                        -------      -------
                                        $ 5,580      $ 6,047
                                        =======      =======

NOTE 8 - DEPOSITS

The aggregate amount of time certificates of deposit in denominations of $100,000 or more approximated $2,980,000 and $3,567,000 as of December 31, 1995 and 1994, respectively.

At December 31, 1995, the maturity of certificates of deposits for each year is as follows:

     1996          $ 39,023
     1997             4,432
     1998             3,992
     1999             4,185
     2000             3,783
     Afterwards         176
                   --------
                   $ 55,591
                   ========

NOTE 9 - INCOME TAXES

The following are the components of the federal income tax expense (benefit) for the years ended December 31, in thousands:


                                       1995      1994      1993
     Current expense                   $  57     $  27     $  232
     Deferred expense (benefit)         (112)      (13)        28
     Net operating loss benefit          (66)      (96)
                                       -----     -----     ------
                                       $(121)    $ (82)    $  260
                                       =====     =====     ======


- ----------------------------------------------------------------------------
                               (Continued)

                           NORTH BANK CORPORATION
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995 and 1994

- ---------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (Continued)

The net deferred tax asset (liability) at December 31, 1995 and 1994 is comprised of the following:


                                               1995          1994
     Deferred tax assets
          Net unrealized depreciation on
           securities available for sale       $   19        $  585
          Allowance for loan losses               154           140
          Nonaccrual interest                       3            14
          Pension                                               100
          AMT credit carry forward                108           107
          Net operating loss                      162            96
          Other                                    32            36
                                               ------        ------
                                                  478         1,078
     Deferred tax liabilities
          Fixed assets                           (348)         (223)
          Purchase accounting adjustments        (310)         (477)
          Pension                                 (17)
          Other                                   (45)          (61)
                                               ------        ------
                                                 (720)         (761)
                                               ------        ------

     Net deferred tax asset (liability)        $ (242)        $ 317
                                               ======        ======
No valuation allowance has been provided on deferred tax assets.

The difference between the financial statement tax expense and amounts computed by applying the federal statutory tax rate of 34% to pretax income is reconciled as follows:


                                              1995        1994      1993
     Statutory rate applied to income (loss)
       before federal income taxes            $  (51)     $  85     $  575
     Add (Deduct)
          Effect of tax exempt interest         (125)      (210)      (299)
          Effect of disallowed interest
           expense                                19         27         31
          Other                                   36         16        (47)
                                              ------      ------    ------
                                              $ (121)     $ (82)    $  260

A tax operating loss carryforward in the amount of $96,000 expires in 2009. The remaining $66,000 in carryforward expires in 2010.

- ----------------------------------------------------------------------------
                                (Continued)

                             NORTH BANK CORPORATION
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1995 and 1994

- ----------------------------------------------------------------------------

NOTE 10 - LONG TERM BORROWINGS

Included in long-term borrowings on the consolidated balance sheets are advances from the Federal Home Loan Bank (FHLB) which consist of the following at December 31, in thousands:

                             Rate at
                           December 31,  Maturity             1995     1994
                              1995
 Adjustable Rate Advances:
                                         November 10, 1999             $ 5,000
                             5.908%      July 15, 1998        $9,000    10,000
 Fixed Rate Advances:
                                         August 15, 2003                 2,364
                                         December 15, 2003               2,364
                                                              ------    ------
                                                              $9,000   $19,728
                                                              ======    ======

The adjustable rate advances are priced at the three-month LIBOR rate less three basis points. The advances are secured by approximately $11,495,000 in securities as of December 31, 1995. Interest is payable in monthly installments through the date of maturity. Prepayments on the adjustable rate advances up to 10% of the principal balance will be accepted by the FHLB given the Corporation's notification to the FHLB of their intent to prepay.


NOTE 11 - EMPLOYEE BENEFIT PLANS

The Corporation maintains an Employee Stock Ownership Plan (ESOP), which invests primarily in stock of North Bank Corporation. The ESOP is a stock bonus and defined contribution plan covering substantially all full-time employees ages 21 or older, having completed one full year of service. In accordance with the terms of the ESOP, employees may make voluntary contributions to the Plan of up to 10 percent of eligible compensation, subject to certain limitations. The Corporation will match employee contributions equal to the greater of 50% of the first 6% of compensation deferred by the participant or a discretionary amount determined by the employer. The Corporation may also make a supplemental matching contribution to the Plan in an amount determined by the employer. The Corporation's contributions for 1995 and 1994 were $62,000 and $49,000, respectively. At December 31, 1995, 48,114 shares were allocated to individual participants under the plan.

The ESOP had a loan from a commercial bank which was paid off during 1995. Accordingly, the Corporation had guaranteed the ESOP's debt. As loan payments were made, unallocated shares were released and allocated to plan participants. The ESOP's repayments of the debt were made from the contributions and dividends on stock it received from the Corporation.

- ----------------------------------------------------------------------------
                               (Continued)

                         NORTH BANK CORPORATION
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1995 and 1994

- ----------------------------------------------------------------------------

NOTE 11 - EMPLOYEE BENEFIT PLANS (Continued)

The Corporation has a stock option plan, adopted by shareholders in 1993, which provides for the grant of a maximum of 20,000 shares of the Corporation's common stock to certain officers and employees at a price which is not less than the fair market value of the stock at the time the options are granted. The options granted are exercisable immediately and expire five years after the date of the grant. No options were granted in 1993. Activity in the plan was as follows:


                                                                 Shares
                                                Option           Subject to
                                                Price            Option
     Options granted in 1994                    $ 16.25          3,039
          Options expired                         16.25           (218)
                                                                 -----
     Outstanding December 31, 1994                               2,821
          Options granted                         16.45          3,412
          Options expired                         16.25           (262)
          Options expired                         16.45           (255)
          Options exercised                       16.25           (283)
          Options exercised                       16.45           (279)
                                                                 -----
     Outstanding December 31, 1995                               5,154
                                                                 =====
     Exercisable at December 31, 1995             16.25          2,276
                                                  16.45          2,878
                                                                 -----
                                                                 5,154
                                                                 =====

Nonqualified stock options were granted to an officer of the Corporation during 1993. The options cover 4,000 shares of common stock at the price of $15.13 and expire in 1998. At December 31, 1995, the options had not been exercised.

- ----------------------------------------------------------------------------
                                  (Continued)

                            NORTH BANK CORPORATION
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995 and 1994

- ---------------------------------------------------------------------------

NOTE 11 - EMPLOYEE BENEFIT PLANS (Continued)

The Corporation sponsored a non-contributory, defined benefit pension plan covering substantially all employees. On December 31, 1994, the Corporation curtailed the defined benefit pension plan, which resulted in the freezing of benefits as of that date. The net loss due to the plan curtailment was $72,230 for 1994. During December 1995, the Corporation terminated the plan and settled $1,103,000 of the accumulated benefit obligation by making cash payments to plan participants and purchasing nonparticipating annuity contracts. The remaining accumulated benefit obligation is expected to be settled by April 1996. Defined benefits were not provided under any successor plan. The net loss due to the plan settlement was $773,910 for 1995.

The following sets forth the plan's funded status and amounts recognized in the consolidated balance sheets at December 31, in thousands:

                                                      1995         1994
   Actuarial present value of vested accumulated
       benefit obligation                             $  (88)       $ (1,098)
   Plan assets at fair value                             178             802
                                                      ------        --------
          Excess (deficiency) of plan assets
            over (under) accumulated benefit
            obligation                                    90            (296)
   Unrecognized net loss                                                 536
   Unrecognized transition asset                                         (33)
   Adjustment required to recognize
      minimum liability                                                 (503)
                                                      ------       ---------
        Net pension assets (liabilities)              $   90       $    (296)
                                                      ======       =========

Net pension cost included in operations, including the effects of curtailment and settlement, consisted of the following components:


                                             1995       1994      1993
     Service cost-benefits earned                       $   88    $   80
     Interest cost on projected benefit
      obligation                             $    75        80        79
     Expected return on plan assets              (92)      (76)      (71)
     Net amortization and deferral                (1)       34        34
     Net loss due to curtailment                            72
     Net loss due to settlement                  774
                                             -------    ------    ------
          Net periodic pension cost          $   756     $ 198     $ 122
                                             =======    ======    ======

- -----------------------------------------------------------------------------
                                    (Continued)

                              NORTH BANK CORPORATION
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

- -----------------------------------------------------------------------------

NOTE 11 - EMPLOYEE BENEFIT PLANS (Continued)

In accordance with the provisions of Statement of Financial Accounting Standards No. 87, the Corporation recorded an additional minimum pension liability adjustment in 1994 representing the excess of the accumulated benefit obligation over the fair value of plan assets plus the amount recognized as prepaid pension costs. The additional minimum pension liability was included in "Other liabilities". This transaction, which had no impact on earnings, resulted in a reduction of shareholders' equity in 1994 of $332,640, net of tax.

A weighted average discount rate of 7% was used in determining the actuarial present value of the accumulated benefit obligation in 1995 and 1994. The expected long-term rate of return on plan assets was 9% in both years.


NOTE 12 - RELATED PARTY TRANSACTIONS

The Corporation enters into transactions with certain executive officers, directors, and their related interests. Included in these transactions are loans which amounted to approximately $130,000 and $309,000 at December 31, 1995 and 1994, respectively. Deposit accounts with the same individuals amounted to $549,324 and $492,863 at December 31, 1995 and 1994, respectively.


NOTE 13 - COMMITMENTS AND CONTINGENCIES

From time to time, the Corporation is involved in legal matters in the ordinary course of business. Management believes that the ultimate resolution of such matters will not have a material effect on the consolidated financial statements.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and unused lines of credit. The Bank follows the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements.

As of December 31, 1995, the Bank has outstanding commitments to make loans of which 67% are at fixed rates. These interest rates range from 8.25% to 9.75%. The Bank also funds unused lines of credit of which 26% are at fixed rates.


The fixed interest rates on the line of credits range from 6.20% to 11.75%.

Outstanding commitments at December 31 were as follows:

                                           1995           1994
     To make loans                         $    341,000   $    201,000
     To fund lines of credit                  7,152,000      3,091,000
     To extend letters of credit                 75,000         68,000

- -----------------------------------------------------------------------------
                                 (Continued)

                           NORTH BANK CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      December 31, 1995 and 1994

NOTE 14 - NORTH BANK CORPORATION (PARENT COMPANY ONLY)
CONDENSED
  FINANCIAL INFORMATION (in thousands)

Presented below are condensed financial statements for the parent company:


                          Condensed Balance Sheets
                                           1995                1994
     Assets
          Cash                             $      34           $    37
          Investment in subsidiary            10,545             9,415
          Other assets                            67                71
                                           ---------           -------
                                           $  10,646           $ 9,523
                                           =========           =======
     Shareholders' equity                  $  10,646           $ 9,523
                                           =========           =======

                      Condensed Statements of Income

                                    1995             1994           1993
Dividends from subsidiary           $  289           $  317         $  578

Operating expenses                      20               73             64
                                    ------           ------         ------

Income before federal income
  tax and equity in undistributed
  or excess distributed                269              244            514
  earnings or loss of subsidiary

Federal income tax benefit               4               25             20
                                     -----           ------         ------

Income before equity in undistributed
  or excess distributed earnings
  or loss of subsidiary                273              269            534

Equity in undistributed or excess
  distributed earnings or loss of
  subsidiary                          (302)              64            897
                                     -----           ------         ------

Net income                          $  (29)          $  333         $1,431
                                    ======           ======         ======

- ---------------------------------------------------------------------------
                                   (Continued)


                             NORTH BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1995 and 1994

- ----------------------------------------------------------------------------

NOTE 14 - NORTH BANK CORPORATION (PARENT COMPANY ONLY)
CONDENSED
  FINANCIAL INFORMATION (in thousands) (Continued)



                    Condensed Statements of Cash Flows

                                            1995        1994       1993
Cash flow from operating activities
     Net income(loss)                       $   (29)    $  333     $ 1,431
     Adjustments to reconcile net
       income to net cash from operating
       activities
          Equity in subsidiary's net
           (income) loss                         13       (381)     (1,475)
          Increase(decrease) in other
            assets                                4        (13)         (8)
                                            -------     ------      ------
               Net cash from operating
                activities                      (12)       (61)        (52)

Cash flow from investing activities
     Increase (decrease) in advances
       to subsidiary                                                   (45)
     Dividends from subsidiary                  289        317         578
                                            -------     ------      ------
          Net cash from investing activities    289        317         533

Cash flows from financing activities
     Dividends paid to shareholders            (289)      (288)       (265)
     Issuance of common stock                     9
     Repurchases of common stock                                      (147)
                                            -------     ------      ------
          Net cash from financing
            activities                         (280)      (288)       (412)
                                            -------     ------      ------
Net increase in cash and cash equivalents        (3)       (32)         69

Cash at beginning of period                      37         69
                                            -------     ------      ------
Cash at end of year                         $    34     $   37      $   69
                                            =======     ======      ======

- ----------------------------------------------------------------------------
                                  (Continued)


                          NORTH BANK CORPORATION
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995 and 1994

NOTE 15 - DISCLOSURES REGARDING FAIR VALUE OF FINANCIAL
INSTRUMENTS
  (in thousands)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:


Cash and short-term investments

For these short-term instruments, the carrying amount is a reasonable estimate of fair value.


Securities

For securities, fair value is based upon market price quotes from brokers utilizing pricing formulas.


Loans

The fair value of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.


Deposit liabilities

The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.


Long-term borrowings

The fair value of FHLB advances is estimated by discounting future cash flows using rates currently offered for similar terms.


Accrued interest receivable/payable

For these items, the carrying amount is a reasonable estimate of fair value.

- ----------------------------------------------------------------------------
                                  (Continued)


                        NORTH BANK CORPORATION
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    December 31, 1995 and 1994

NOTE 15 - DISCLOSURES REGARDING FAIR VALUE OF FINANCIAL
INSTRUMENTS
  (in thousands) (Continued)

Commitments to extend credit and standby letters of credit

The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated costs to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair values associated with these financial instruments are immaterial at December 31, 1995 and 1994.

The estimated fair values of the Corporation's financial instruments are as follows:



                                       1 9 9 5                1 9 9 4
                                  Carrying    Fair        Carrying    Fair
                                  Value       Value       Value       Value
Financial assets
 Cash and short-term investments  $ 6,621     $ 6,621     $ 8,121     $ 8,121
 Securities                        48,665      48,665      57,087      55,257
 Loans                             90,331      90,159      81,833      80,308
 Less: allowance for
  loan loss                          (988)       (988)       (949)       (949)
 Accrued interest receivable        1,102       1,102       1,010       1,010

Financial liabilities
 Deposits                         131,765     132,267     123,765     124,121
 Borrowings                         9,000       9,000      20,828      20,328
 Accrued interest payable             516         516         496         496


- ----------------------------------------------------------------------------
                                     (Continued)

                             NORTH BANK CORPORATION
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             December 31, 1995 and 1994

NOTE 16 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS

Banking laws and regulations restrict the amount the Bank can transfer to the Corporation in the form of cash dividends. At December 31, 1995, $3.6 million of retained earnings of the Bank was available for distribution to the Corporation as dividends without prior regulatory approval. It is not the intent of management to pay dividends in amounts which would reduce the capital of the Bank to a level below that which is considered prudent by management and in accordance with the guidelines of regulatory authorities.


NOTE 17 - PENDING MERGER

In February 1996, the Corporation entered into a definitive agreement to be acquired by Independent Bank Corporation of Ionia, Michigan (a publicly-traded corporation). The purchase price is estimated to be $33 per share of North Bank Corporation common stock. The acquisition is subject to both regulatory and shareholder approval and is expected to be completed during the second quarter of 1996.

                                  EXHIBIT B


Independent Bank Corporation

Pro forma combined consolidated balance sheet  (In thousands)
As of March 31, 1996


                                          North Bank
                                          Corporation                Pro forma
                              IBC         Actual       Adjustments   combined
Assets
Cash and Cash Equivalents
  Cash and due from banks     $14,776     $6,579                      $21,355
  Federal funds sold            5,500          0                        5,500
                              ------------------------------------    -------
    Total Cash and
     Cash Equivalents          20,276      6,579               0       26,855
                              ------------------------------------    -------
Securities available
 for sale                      90,108     47,890           1,015 (a)
                                                          (1,015)(b)  137,998
Securities held
 to maturity                   27,284          0                       27,284
Federal Home Loan Bank
 stock, at cost                 7,710        993                        8,703
Loans held for sale            15,172      1,856                       17,028
Loans
 Commercial and agricultural  110,278     20,411                      130,689
 Real estate mortgage         225,642     37,223                      262,865
 Installment                   83,135     29,580                      112,715
                              ------------------------------------    -------
   Total Loans                419,055     87,214               0      506,269
 Allowance for loan losses     (5,367)      (970)                      (6,337)
                              ------------------------------------    -------
   Net loans                  413,688     86,244               0      499,932
Property and equipment, net    10,174      5,447            (327)(b)   15,294
Intangibles                     2,464        383             886 (b)
                                                           5,608 (c)
                                                             375 (d)    9,716
Accrued income and
 other assets                   8,840      2,578            (345)(a)
                                                             456 (b)
                                                             193 (d)   11,722
                             -------------------------------------    -------
     Total Assets            $595,716   $151,970          $6,846     $754,532

======================================   =======

Liabilities and Shareholders' Equity

Deposits
 Non-interest bearing         $45,615    $16,783                      $62,398
 Savings and NOW              223,367     57,568                      280,935
 Time                         156,513     55,560                      212,073
                             --------------------------------------   -------
    Total Deposits            425,495    129,911              0       555,406
 Federal funds purchased        6,450      1,500                        7,950
 Other borrowings             108,094      9,000         16,300 (c)   133,394
 Accrued expenses and
  other liabilities             7,206      1,537            568 (d)     9,311
                             --------------------------------------   -------
     Total Liabilities        547,245    141,948         16,868       706,061
                             --------------------------------------   -------
Shareholders' Equity
 Common stock, $1.00
  par value                     2,723      1,207         (1,207)(c)     2,723
 Capital surplus               20,405      5,635         (5,635)(c)    20,405
 Retained earnings             24,866      3,850         (3,850)(c)    24,866
 Net unrealized gain
  (loss) on securities
  available for sale,
  net of related tax effect       477       (670)           670 (a)       477
                              -------------------------------------   -------
  Total Shareholders' Equity   48,471     10,022        (10,022)       48,471
                              -------------------------------------   -------
Total Liabilities and
 Shareholders' Equity        $595,716   $151,970        $6,846       $754,532

=====================================   =======

Notes and adjustments

(a) To reverse North Bank Corporation's unrealized loss adjustment on securities available for sale pursuant to FAS 115.

(b) Represents adjustments related to purchase accounting to record book balances at market value.

(c) To record goodwill - Purchase price plus capitalizable professional costs, less book value of assets. (Assets adjusted to market value in adjustment (b) above)

(d) Represents adjustments related to purchase accounting to record accrued severance and external loan and deposit conversion costs to be incurred.

<CAPTION

Independent Bank Corporation
  Pro forma combined consolidated statements of income  (In thousands)
  For the three months ended March 31, 1996
                                          North Bank
                                          Corporation               Pro forma
                               IBC        Actual      Adjustments   combined
Interest Income
 Interest and fees on loans    $10,398    $2,024                    $12,422
 Securities                                                               0
  Taxable                        1,325       697         $40 (a)      2,062
  Tax-exempt                       455        24                        479
 Other investments                 210        39                        249
                               -----------------------------------   ------
      Total Interest Income     12,388     2,784          40         15,212
                               -----------------------------------   ------
Interest Expense
 Deposits                        3,346     1,151                      4,497
 Other borrowings                1,671       122         285 (b)      2,078
                               -----------------------------------   ------
      Total Interest Expense     5,017     1,273         285          6,575
                               -----------------------------------   ------
      Net Interest Income        7,371     1,511        (245)         8,637
Provision for loan losses          207        75                        282
                               -----------------------------------   ------
 Net Interest Income After
  Provision for Loan Losses      7,164     1,436        (245)         8,355
                               -----------------------------------   ------

Non-interest Income
 Service charges on
  deposit accounts                 475        96                        571
 Net gains (losses) on
   asset sales
  Real estate mortgage loans       441        96                        537
  Securities                       (51)       88                         37
 Other income                      359        69                        428
                               -----------------------------------   ------
   Total Non-interest income     1,224       349          0           1,573
                               -----------------------------------   ------
Non-interest Expense
 Salaries and employee
  benefits                       3,346       926       (184)(c)       4,088
 Occupancy, net                    434       123                        557
 Furniture and fixtures            360       173        (58)(d)         475
 Other expenses                  1,567       434        120 (d)       2,121
                               -----------------------------------   ------
    Total Non-interest Expense   5,707     1,656       (122)          7,241
                               -----------------------------------   ------
   Income before Federal
    Income Tax                   2,681       129       (123)          2,687
Federal income tax expense         791        48         (1)            838
                               -----------------------------------   ------
                 Net Income     $1,890       $81      ($122)         $1,849

===================================   ======
Earnings per share               $0.69     $0.17                      $0.68
                               ===================                   ======

Independent Bank Corporation
  Pro forma combined consolidated statements of income  (In thousands)
  For the twelve months ended December 31, 1995

                                           North Bank
                                           Corporation              Pro forma
                               IBC         Actual      Adjustments  combined
Interest Income
 Interest and fees on loans    $37,861     $7,765                     $45,626
 Securities                                                                 0
  Taxable                        5,919      3,002         $160 (a)      9,081
  Tax-exempt                     1,781        342                       2,123
 Other investments                 421        124                         545
                               -----------------------------------    -------
      Total Interest Income     45,982     11,233          160         57,375
                               -----------------------------------    -------
Interest Expense
 Deposits                       12,470      4,401                      16,871
 Other borrowings                5,430        983        1,138 (b)      7,551
                               -----------------------------------    -------
      Total Interest Expense    17,900      5,384        1,138         24,422
                               -----------------------------------    -------
      Net Interest Income       28,082      5,849         (978)        32,953
Provision for loan losses          636        307                         943
                               -----------------------------------    -------
   Net Interest Income After
    Provision for Loan Losses   27,446      5,542         (978)        32,010
                               -----------------------------------    -------
Non-interest Income
 Service Charges on deposit
   accounts                      1,919        404                       2,323
 Net gains (losses) on asset
   sales
  Real estate mortgage loans       728        548                      1,276
  Securities                      (120)      (111)                      (231)
 Other income                    1,239        361                      1,600
                               -----------------------------------    ------
    Total Non-interest income    3,766      1,202            0         4,968
                               -----------------------------------    ------
Non-interest Expense
 Salaries and employee
   benefits                     12,163      3,512                     15,675
 Occupancy, net                  1,548        468                      2,016
 Furniture and fixtures          1,345        740         (232)(d)     1,853
 Other expenses                  6,646      2,174          480 (d)     9,300
                               -----------------------------------   -------
   Total Non-interest Expense   21,702      6,894          248        28,844
                               -----------------------------------   -------
  Income before Federal
   Income Tax                    9,510       (150)      (1,226)        8,134
Federal income tax expense       2,700       (121)        (254)        2,325
                               ------------------------------------   ------
              Net Income        $6,810       ($29)       ($972)       $5,809

====================================   ======
Earnings per share               $2.50     ($0.06)                     $2.13


Explanation of adjustments

(a) Increase in interest income due to accretion of purchase accounting adjustments.

(b) Interest expense on debt incurred to fund transaction.

(c) Elimination of payment to executive officer of North Bank Corporation relating directly to the transaction.

(d) Amortization of goodwill (15 year straightline) and purchase accounting adjustments.

(e) Decrease in federal income taxes reflecting the decrease in income before federal income tax at 34%, adjusted for goodwill amortization.


North Bank Corporation
Consolidated Balance Sheets
                                            March 31,        December 31,
                                              1996               1995
                                        -------------------------------------
                                                    (unaudited)
Assets
Cash and Cash Equivalents
  Cash and due from banks                  $6,579,000          $6,421,000
  Federal funds sold                                              200,000
                                        -------------------------------------
    Total Cash and Cash Equivalents         6,579,000           6,621,000

Securities available for sale              48,883,000          48,665,000

Real estate loans held for sale             1,856,000           1,115,000
Loans
 Commercial                                20,411,000          20,923,000
 Consumer                                  29,580,000          30,335,000
 Real Estate                               37,223,000          37,958,000
                                       --------------------------------------
                       Total Loans         87,214,000          89,216,000
 Allowance for loan losses                   (970,000)           (988,000)
                                       --------------------------------------
                       Net loans           86,244,000          88,228,000
Property and equipment, net                 5,447,000           5,580,000
Accrued interest receivable                 1,081,000           1,102,000
Other assets                                1,880,000           1,405,000
                                       --------------------------------------
                      Total Assets       $151,970,000        $152,716,000

======================================

Liabilities and Shareholders' Equity
Deposits
 Non-interest bearing                     $16,783,000         $17,872,000
 Savings and NOW                           57,568,000          58,302,000
 Time                                      55,560,000          55,591,000
                                       --------------------------------------
       Total Deposits                     129,911,000         131,765,000
 Long-term borrowings                       9,000,000           9,000,000
 Federal funds purchased                    1,500,000                   0
 Accrued expenses and other liabilities     1,537,000           1,305,000
                                       --------------------------------------
              Total Liabilities           141,948,000         142,070,000
                                       --------------------------------------
Shareholders' Equity
 Common stock, no par value                 1,207,000           1,207,000
 Capital surplus                            5,635,000           5,635,000
 Retained earnings                          3,850,000           3,841,000
 Net unrealized loss on securities
   available for sale, net of related
   tax effect                                (670,000)            (37,000)
                                       --------------------------------------
       Total Shareholders' Equity          10,022,000          10,646,000
                                       --------------------------------------
Total Liabilities and
 Shareholders' Equity                    $151,970,000        $152,716,000

======================================

See notes to consolidated financial statements


North Bank Corporation
  Consolidated Statements of Income

                                                 Three months ended March 31,
                                                      1996         1995
                                                          (unaudited)
Interest Income
 Loans, including fees                            $2,024,000       $1,834,000
 Securities
  Taxable                                            697,000          847,000
  Tax-exempt                                          24,000          145,000
 Federal funds sold                                   39,000           22,000
                                                  ---------------------------
                Total Interest Income              2,784,000        2,848,000
                                                  ---------------------------
Interest Expense
 Deposits                                          1,151,000          992,000
 Borrowings                                          122,000          334,000
                                                  ---------------------------
                Total interest expense             1,273,000        1,326,000
                                                  ---------------------------
                Net Interest Income                1,511,000        1,522,000
Provision for loan losses                             75,000           45,000
                                                  ---------------------------
                Net Interest Income After
                Provision for Loan Losses          1,436,000        1,477,000
                                                  ---------------------------
Non-interest Income
 Service charges on deposit accounts                  96,000           99,000
 Net gains on sales of securities                     96,000           79,000
 Gain on sale of loans                                88,000           63,000
 Other income                                         69,000           99,000
                                                  ---------------------------
                Total Non-interest income            349,000          340,000
                                                  ---------------------------
Non-interest Expense
 Salaries and employee benefits                      926,000          702,000
 Occupancy, net                                      123,000          118,000
 Furniture and equipment                             173,000          174,000
 Other expenses                                      434,000          481,000
                                                  ---------------------------
                Total Non-interest Expense         1,656,000        1,475,000
                                                  ---------------------------
Income before Federal Income Tax                     129,000          342,000
Federal income tax expense                            48,000          139,000
                                                  ---------------------------
                Net Income                           $81,000         $203,000

===========================

See notes to consolidated financial statements

North Bank Corporation
  Consolidated Statements of Cash Flows
                                                  Three months ended March 31,
                                                     1996             1995
                                                         (unaudited)

Cash Flows from Operating Activities
 Net income                                           $81,000        $203,000
 Adjustment to reconcile net income to net
  cash provided by operating activities
    Proceeds from sales of loans held for sale      5,764,000       2,857,000
    Disbursements for loans held for sale          (6,417,000)     (3,238,000)
    Depreciation                                      156,000         155,000
    Provision for loan losses                          75,000          45,000
    Net amortization of investments                    32,000          13,000
    Net gains on the sales of securities              (96,000)        (79,000)
    Net gains on sales of real estate
     mortgage loans                                   (88,000)        (63,000)
    Increase in accrued income and other assets      (151,000)     (1,417,000)
    Increase in accrued expenses and other
     liabilities                                      232,000         226,000
                                                  ---------------------------
        Net Cash from Operating Activities           (412,000)     (1,298,000)
                                                  ---------------------------
Cash Flows from Investing Activities
 Proceeds from sales of securities available
  for sale                                        22,806,000       8,246,000
 Proceeds from maturities, calls, and paydowns
  of securities available for sale                 2,002,000           2,000
 Purchases of securities available for sale      (25,921,000)     (5,975,000)
 Loan originations net of principal payments
  received                                         1,909,000      (2,546,000)
                                                 ---------------------------
       Net Cash from Investing Activities            796,000        (273,000)
                                                 ---------------------------
Cash Flows from Financing Activities
 Net decrease in deposits                         (1,854,000)     (1,650,000)
 Cash dividends paid                                 (72,000)        (72,000)
 Increase in other borrowings                      1,500,000       3,100,000
                                                 ---------------------------
         Net Cash from Investing Activities         (426,000)      1,378,000
                                                 ---------------------------
      Net decrease in Cash and Cash Equivalents      (42,000)       (193,000)

         Cash and Cash Equivalents at Beginning
         of Period                                 6,621,000       8,121,000
                                                 ---------------------------
     Cash and Cash Equivalents at End of Period   $6,579,000      $7,928,000

===========================
Cash paid during the period for:
 Interest                                         $1,245,000      $1,275,000

===========================
 Federal income taxes                                 12,000          35,000

===========================

See notes to consolidated financial statements

North Bank Corporation
  Consolidated Statements of Shareholders' Equity

                                            Three months ended March 31,
                                              1996             1995
                                                   (unaudited)
Balance at Beginning of Period                $10,646,000      $9,523,000
 Net income                                        81,000         203,000
 Cash dividends declared                          (72,000)        (72,000)
 Net change in unrealized gain/(loss)
  on securities available for sale,
  net of related tax effect                      (633,000)        185,000
                                              ---------------------------
Balance at End of Period                      $10,022,000      $9,839,000
                                              ---------------------------

See notes to consolidated financial statements

North Bank Corporation
Notes to Interim Consolidated Financial Statements

1. In the opinion of management of North Bank Corporation, the accompanying unaudited consolidated financial statements contain all the adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated financial position of North Bank Corporation as of March 31, 1996 and December 31, 1995, and the results of operations for the three-month periods ended March 31, 1996 and 1995.

2. Management's assessment of the allowance for loan losses and the related provision that is charged to operations is based upon periodic reviews of the loan portfolio and an assessment of the effects of current developments with respect to the borrowers, changes in economic conditions and results of examinations by regulatory authorities. Loans on non-accrual status, past due more than 90 days and still accruing interest, or restructured amounted to $922,000 at March 31, 1996 and $772,000 at December 31, 1995.

3. The provision for federal income taxes for the three-month periods ended March 31, 1996 and 1995 is calculated using annualized rates on taxable income for the respective periods.

4. The results of operations for three-month period ended March 31, 1996, are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

5. The unaudited consolidated financial statements should be read in conjunction with the notes to the audited consolidated financial statements contained elsewhere in the Form 8-K.

                            EXHIBIT 4.1
                  AMENDED AND RESTATED LOAN AGREEMENT

          THIS AGREEMENT, dated as of June 6, 1996, is by and between INDEPENDENT BANK CORPORATION, a corporation organized under the laws of the State of Michigan (the "Borrower"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender").

          The parties hereto agree as follows:

                            SECTION 1

LOANS

          SECTION 1.1 TERM LOAN. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, on or before July 15, 1996, the sum of TEN MILLION AND NO/100 UNITED STATES DOLLARS ($10,000,000.00) (the "Term
Loan").

          SECTION 1.2 TERM NOTE. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form set forth in Exhibit A, with appropriate insertions, dated the date of the Term Loan, payable to the order of the Lender, and in the original principal amount of the Term Loan. The Term Loan shall be payable in twenty (20) consecutive quarterly principal installments, each installment due on the date and in the principal amount set forth below:

                                            Amount of
                                            Principal
             Date                           Installment
             ----                           -----------
             September 30, 1996             $500,000.00
             December 31, 1996              $500,000.00
             March 31, 1997                 $500,000.00
             June 30, 1997                  $500,000.00

             September 30, 1997             $500,000.00
             December 31, 1997              $500,000.00
             March 31, 1998                 $500,000.00
             June 30, 1998                  $500,000.00

             September 30, 1998             $500,000.00
             December 31, 1998              $500,000.00
             March 31, 1999                 $500,000.00
             June 30, 1999                  $500,000.00

             September 30, 1999             $500,000.00
             December 31, 1999              $500,000.00
             March 31, 2000                 $500,000.00
             June 30, 2000                  $500,000.00

             September 30, 2000             $500,000.00

                                            Amount of
                                            Principal
             Date                           Installment
             ----                           -----------
             December 31, 2000              $500,000.00
             March 31, 2001                 $500,000.00
             June 30, 2001                  All then remaining
                                            outstanding and
                                            unpaid principal
                                            under the Term Note


          SECTION 1.3 REVOLVING LOANS. Upon and subject to the terms and conditions hereof, the Lender shall make loans to the Borrower, from time to time from the date of this Agreement through June 6, 1997, at such times and in such amounts, not to exceed in the aggregate SEVEN MILLION AND NO/100 UNITED STATES DOLLARS ($7,000,000.00) at any one time outstanding, as the Borrower may request in its discretion and the Lender shall agree (the "Revolving Loan(s)"; the Term Loan and the Revolving Loan(s), each a "Loan" and, collectively, the "Loans"). During such period, the Borrower may request to borrow, repay, and reborrow Revolving Loans hereunder.

          SECTION 1.4 REVOLVING NOTE. The Revolving Loans shall be evidenced by a promissory note (the "Revolving Note"; the Term Note and the Revolving Note, collectively, the "Notes"), substantially in the form of Exhibit B, with appropriate insertions, dated the date hereof, payable to the order of the Lender, in the principal amount of $7,000,000 and with the amounts borrowed and repaid and the balance indorsed on the grid by the Lender. As long as Lender is the holder of the Revolving Note it may, at its option, in lieu of indorsing the grid, record the amounts borrowed and repaid under and the balance due on the Revolving Note in its books and records, which books and records treat each borrowing as a separate Revolving Loan; such indorsement or recording by the Lender shall be rebuttably presumptive evidence of the principal balance due on the Revolving Note. The principal of the Revolving Note shall be payable in full on June 5, 1997. Any and all amounts outstanding under the Fourth Amended and Restated Line of Credit Note dated as of October 11, 1995 by Borrower in favor of Lender as of the date hereof of the Revolving Note shall be deemed to be amounts outstanding under the Revolving Note.

                             SECTION 2

                             INTEREST

          SECTION 2.1 INTEREST. The unpaid principal amount of the Term Loan outstanding hereunder from time to time shall bear interest until paid in full at one of the following rates: (a) the Federal Funds-based Rate;
(b) the LIBOR-based Rate; (c) the Bank Offered Rate; or (d) the Overdue Rate. The unpaid principal amount of the Revolving Loans outstanding hereunder from time to time shall bear interest until paid in full at one of the following rates: (a) the Federal Funds-based Rate; (b) the LIBOR-based Rate; or (c) the Overdue Rate. The Borrower may change the rate of interest applicable to the outstanding principal amount of the Loans or any portion thereof in accordance with the terms of this Section and Sections 2.2 and 2.3 hereinbelow.

               (a) The "Federal Funds-based Rate" shall mean that floating rate of interest per year equal to the sum of the Federal Funds Rate (as herein defined) plus (i) for a Revolving Loan, three-quarters of one percent (0.75%) or (ii) for a Term Loan, one percent (1.00%). The "Federal Funds Rate" as used in this Agreement shall mean the weighted average of the rates on overnight Federal funds transaction, with members of the Federal Reserve System only, arranged by Federal funds brokers. The Federal Funds Rate shall be determined by the Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal funds transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

               (b) The "Bank Offered Rate" shall mean that fixed rate of interest per year offered by the Lender to the Borrower, for a selected principal amount of a Term Loan and a selected interest period, and accepted by the Borrower. Nothing herein shall be deemed to require the Lender to make available a Bank Offered Rate.

               (c) The "LIBOR-based Rate" shall mean the sum of the LIBOR Rate (as herein defined) plus (i) for a Revolving Loan, three-quarters of one percent (0.75%) or (ii) for a Term Loan, one percent (1.00%). "LIBOR Rate" as used in this Agreement shall mean that fixed rate of interest per year for deposits with maturity periods of 1, 2, 3 or 6 months (which maturity period Borrower shall select subject to the terms stated herein) in United States dollars offered to Lender in or through the London interbank market at or about 11:00 A.M., London time, three days (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested Term Loan or Revolving Loan and for the London deposit maturity requested, divided by one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and maturity as determined by the Lender in its sole discretion.

               (d) The "Overdue Rate" shall mean, with respect to the Loans or any portion of the Loans not paid on its due date, that rate of interest per year equal to two percent (2%) per year plus the greatest of (i) the Federal Funds-based Rate, (ii) the Federal Funds-based Rate on such due date, or (iii) the rate in effect hereunder with respect to such Loans or portion of the Loans immediately prior to such due date. The Overdue Rate shall apply to the Loans or any portion of the Loans in the event any payment of principal is not made when due (whether by acceleration or otherwise), from and including the date of such non-payment and until such overdue payment (as well after as before judgment) shall be paid in full.

          SECTION 2.2    RATE SELECTION - REVOLVING LOANS.
Borrower may, at its option, select and change its selection of the interest rate between the Federal Funds-based Rate and the LIBOR-based Rate (if available as provided in Section 2.6) to apply to the outstanding principal balance of the Revolving Loans or any portion thereof (in an amount which is an integral multiple of $100,000.00), prior to any applicable principal maturity date, subject to the notice requirements herein stated:

               (a)  At the time a Revolving Loan is made;

               (b) At the expiration of the particular LIBOR-based Rate interest period selected for the outstanding principal balance of a Revolving Loan then bearing interest at the LIBOR-based Rate; and

               (c) On any business day for the outstanding principal balance of a Revolving Loan then bearing interest at the Federal Funds-based Rate.

          SECTION 2.3 RATE SELECTION - TERM LOANS. Borrower may, at its option, select and change its selection of the interest rate between the Federal Funds-based Rate, the LIBOR-based Rate (if available as provided in Section 2.6) and the Bank Offered Rate (if available) to apply to the outstanding principal balance of the Term Loans or any portion thereof (in an amount which is an integral multiple of $100,000.00), prior to any applicable principal maturity date, subject to the notice requirements herein stated:

               (a)  At the time the Term Loan is made;

               (b) At the expiration of the particular LIBOR-based Rate interest period selected for the outstanding balance of a Term Loan advance then bearing interest at the LIBOR-based Rate;

               (c) At the expiration of the particular Bank Offered Rate interest period selected for the outstanding balance of a Term Loan advance then bearing interest at the Bank Offered Rate; and

               (d) On any business day for the outstanding principal balance of a Term Loan advance then bearing interest at the Federal Funds-based Rate.

          SECTION 2.4    RATE CHANGES AND NOTIFICATIONS

               (a) Federal Funds-based Rate. If the Borrower wishes (i) to borrow a Revolving Loan or any portion of a Revolving Loan at a Federal Funds-based Rate, (ii) to borrow any advance constituting all or any portion of the Term Loan initially at a Federal Funds-based Rate, or
     (iii) to change the rate of interest on any advance or (iv) to cause the Federal Funds-based Rate to apply to a Revolving Loan, any portion of a Revolving Loan or a Term Loan advance for a subsequent interest period following the expiration of the particular LIBOR-based Rate or Bank Offered Rate interest period then in effect with respect thereto, the Borrower shall, on or before the business day before such rate is to take effect, give written or telephonic notice thereof. Such notice shall specify the portion of a Revolving Loan or the amount of the Term Loan advance to which the Federal Funds-based Rate shall apply.

               (b) LIBOR-based Rate. If the Borrower wishes (i) to borrow a Revolving Loan or any portion of a Revolving Loan at a LIBOR-based Rate,
     (ii) to borrow any advance constituting all or any portion of the Term Loan initially at a LIBOR-based Rate, (iii) to change the rate of interest on any advance, within the limits described above, to a LIBOR-based Rate or (iv) to cause the LIBOR-based Rate to apply to a Revolving Loan, any portion of a Revolving Loan or a Term Loan advance for a subsequent interest period following the expiration of the particular LIBOR-based Rate or Bank Offered Rate interest period then in effect with respect thereto, the Borrower shall, not less than two banking days of the Lender prior to the banking day of the Lender on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the amount of the Revolving Loan (or the portion thereof) or the Term Loan advance to which the LIBOR-based rate is to apply, the date on which such rate is to take effect and the desired LIBOR maturity period of one, two, three or six months (which maturity period shall not in any case extend after the maturity date of such Loan).

               (c) Bank Offered Rate. If the Borrower wishes to (i) to borrow any advance constituting all or any portion of the Term Loan initially at a Bank Offered Rate, (ii) to change the rate of interest on any advance, within the limits described above, to a Bank Offered
     Rate or (iii) to cause the Bank Offered Rate to apply to a Term Loan advance for a subsequent interest period following the expiration of the particular LIBOR-based Rate or Bank Offered Rate interest period then in effect with respect thereto, the Borrower shall, on or before the business day before such rate is desired to take effect, request the Lender to offer an interest rate for a specified principal amount for a specified interest period (not to exceed any applicable scheduled principal maturity date) from the desired effective date. The Lender at its sole discretion shall determine the availability of such rate and may offer a rate for such term for all or a portion of the amount specified by the Borrower. The Borrower shall accept or reject any such rate before 1:30 P.M., Chicago time, on the same day the Lender makes such offer. If the Lender does not make an offer or if the Borrower does not accept the Lender's offer, the Borrower shall choose, or shall be deeded to choose, the Federal Funds-based Rate hereunder, subject to the limitations set forth herein.

               (d)  Failure to Notify.

                    (i) If the Borrower does not give timely notice under this
          Section 2.4 to the Lender at or before the expiration of a selected interest period with respect to any principal outstanding at the LIBOR-based Rate, then the Borrower shall be deemed to have elected to have such principal accrue interest after the expiration of such interest period at the LIBOR-based Rate determined for the date on which the existing LIBOR-based Rate interest period expires and for a maturity period equal to the expiring LIBOR-based Rate loan or advance; provided that, the Borrower shall be deemed to have elected to have such principal accrue interest at the Federal Funds-based Rate if the LIBOR-based Rate interest period for an expiring LIBOR-based Rate loan or advance commencing at the expiration of such existing LIBOR-based Rate interest period would extend past the termination of the Term Loan or Revolving Loan commitment, as appropriate.

                    (ii) If the Borrower does not give timely notice under this Section 2.4 to the Lender at or before the expiration of a selected interest period with respect to any principal outstanding at the Bank Offered Rate, the Borrower shall be deemed to have elected to have such principal accrue interest after the expiration of such interest period at the Federal Funds-based Rate.

          SECTION 2.5    INTEREST PAYMENT DATES.

               (a) Basis of Computation. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

               (b) Interest Payment Dates. Accrued interest shall be paid in respect of each portion of principal to which the Federal Funds-based Rate applies on the last day of March, June, September, and December of each year, beginning with September 30, 1996, at final maturity, and upon payment in full and in respect of each portion of principal to which the Bank Offered Rate or the LIBOR-based Rate applies, at the end of each respective interest period for such portion. Interest shall be payable upon demand in respect of each portion of principal to which the Overdue Rate applies.

          SECTION 2.6 ADDITIONAL PROVISIONS WITH RESPECT TO THE BANK OFFERED RATE OR THE LIBOR-BASED RATE. The selection by the Borrower of the Bank Offered Rate option or the LIBOR-based Rate option within the limits described hereinabove and the maintenance of the Loans or any portion of the Loans at such rates shall be subject to the following additional terms and conditions:

                    (I) Availability of Deposits at a Determinable Rate. If, after Borrower has elected to (I) to borrow a Revolving Loan or any portion of a Revolving Loan at a LIBOR-based Rate, (ii) to borrow any advance constituting all or any portion of the Term Loan initially at a LIBOR-based Rate, (iii) to change the rate of interest on any Term Loan advance, within the limits described above, to a LIBOR-based Rate or (iv) to cause the LIBOR-based Rate to apply to a Revolving Loan, any portion of a Revolving Loan or a Term Loan advance for a subsequent interest period following the expiration of the particular LIBOR-based Rate or Bank Offered Rate interest period then in effect with respect thereto, Lender notifies Borrower that:

                    (A) United States dollar deposits in the amount and for the maturity requested are not available to Lender (in the case of the LIBOR-based Rate option, in the London interbank market), or

                    (B) reasonable means do not exist for Lender to determine the LIBOR Rate for the amount and maturity requested, all as determined by the Lender in its sole discretion, then the portion of the Loans outstanding subject to the LIBOR-based Rate shall accrue interest at the Federal Funds-based Rate.

                    (ii) Prohibition of Making, Maintaining, or Repayment of Principal at the Bank Offered Rate or the LIBOR-based Rate. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit the making of loans or advances at the Bank Offered Rate or the LIBOR-based Rate or extend the time at which any principal subject to the Bank Offered Rate or the LIBOR-based Rate may be purchased, maintained, or repaid, then on and as of the date the prohibition or extension becomes effective, the principal subject to that prohibition or extension shall continue at the Federal Funds-based Rate.

                    (iii) Payment of Principal and Interest to be Net of Any Taxes or Costs. All payments of principal and interest shall be made net of any taxes (other than income taxes imposed by the United States or any state or local government authority thereof on the income of the Lender) and costs incurred by the Lender resulting from having principal outstanding hereunder at the Bank Offered Rate or the LIBOR-based Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

                    (A) (Not applicable to Bank Offered Rate) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of the Lender) as well as all levies, imposts, duties, or fees whether now in existence or as the result of a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

                    (B) (Not applicable to Bank Offered Rate) Any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, the Lender with respect to principal outstanding at the LIBOR-based Rate (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law), to the extent that such requirements are not provided for in Section 2.1(c);

                    (C) (Not applicable to the Bank Offered Rate) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines (other than any such costs in effect at the time the LIBOR-based Rate is offered by the Lender), or otherwise by a central bank or fiscal authority (whether or not having the force of law);

                    (D) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by the Lender to make a Revolving Loan or to fund a Term Loan advance or maintain principal outstanding under the Bank Offered Rate or the LIBOR-based Rate:

                         (1) As the result of a voluntary prepayment at a date other than the last day of the interest period selected for principal outstanding at the Bank Offered Rate or the LIBOR-based Rate; or

                         (2) As the result of a mandatory repayment at a date other than the last day of the interest period selected for principal outstanding at the Bank Offered Rate or the LIBOR-based Rate or as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

                         (3) As the result of a prohibition on making, maintaining, or repaying principal outstanding at the Bank Offered Rate or the LIBOR-based Rate.

          If the Lender incurs any such taxes or costs, the Borrower, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error the Lender's specification shall be presumptively deemed correct. If a Revolving Loan, any portion thereof or a Term Loan advance is at any time made at the Bank Offered Rate or the LIBOR-based Rate, such Loan or such portion thereof shall be conclusively deemed to have been funded by or on behalf of the Lender by the purchase of deposits corresponding in amount and maturity to the amounts and interest periods selected by the Borrower under this Agreement.

                           SECTION 3

                    PAYMENTS AND PREPAYMENTS

          SECTION 3.1 FUNDS. Payments and prepayments of principal and interest shall be made in immediately available funds to the Lender at its main banking office at 50 South LaSalle Street, Chicago, Illinois.

          SECTION 3.2 PREPAYMENT. The Borrower may at its option from time to time prepay principal of the Term Loan bearing interest at the Federal Funds-based Rate, the LIBOR-based Rate or the Bank Offered Rate in whole or in part, provided that any partial prepayment shall be in an aggregate principal amount of at least $100,000.00. The Borrower may at its option from time to time prepay principal of the Revolving Loans bearing interest at the Federal Funds-based Rate the LIBOR-based Rate or the Bank Offered Rate in whole or in part. Any prepayments of principal of the Loans bearing interest at the Federal Funds-based Rate shall be without premium or penalty. Any prepayment of an amount bearing interest at the LIBOR-based Rate or the Bank Offered
Rate at a date other than the maturity date applicable to the Loan or the portion of the Loan being prepaid shall be subject to the provisions of
Section 2.6. All prepayments of principal shall include interest accrued to the date of prepayment on the principal amount being prepaid and all prepayments of principal of the Term Loan or portion thereof shall be applied to the next due installments of the Term Loan in the inverse order of maturity.

                            SECTION 4

                  REPRESENTATIONS AND WARRANTIES

          To induce the Lender to make the Loans, the Borrower represents and warrants to the Lender that:

          SECTION 4.1 ORGANIZATION. The Borrower is a corporation existing and in good standing under the laws of the State of Michigan; each subsidiary (specifically including but not limited to each subsidiary which is a bank (each, a "Subsidiary Bank")) is a corporation duly existing and in good standing under the laws of the jurisdiction of its incorporation; the Borrower and any subsidiary (specifically including but not limited to each Subsidiary
Bank) are duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required; and the Borrower and any subsidiary (specifically including but not limited to each Subsidiary Bank) have the corporate power and authority to own their properties and to carry on their businesses as now being conducted.

          SECTION 4.2 AUTHORIZATION; NO CONFLICT. The borrowings hereunder, the execution and delivery of this Agreement and the Notes, and the performance by the Borrower of its obligations under this Agreement and the Notes are within the Borrower's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or by-laws of the Borrower or any subsidiary or of any agreement binding upon the Borrower or any subsidiary.

          SECTION 4.3 FINANCIAL STATEMENTS. The Borrower has supplied copies of the following financial or other statements to the Lender:

               (a) The Borrower's unaudited consolidated financial statements as at March 31, 1996;

               (b) The Borrower's audited consolidated and consolidating financial statements as at December 31, 1995; and

               (c) A copy of the Call Report furnished to the Federal Deposit Insurance Corporation with respect to each Subsidiary Bank, as of March 31, 1996.

Such statements under subsections (a) and (b) have been prepared in conformity with generally accepted accounting principals applied on a basis consistent with that of the preceding fiscal year (when applicable), and accurately present the condition of the Borrower and its subsidiaries as at such dates and the results of their operations for the respective periods then ended. Since the date of those statements, no material, adverse change in the business, properties, assets, operations, conditions, or prospects of the Borrower or any subsidiary has occurred of which the Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of the Borrower or any subsidiary which is known to be in an amount in excess of $150,000.00 (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) that is not disclosed or reflected in such financial statements or of which the Lender has not been advised in writing before this Agreement was signed.

          SECTION 4.4 TAXES. The Borrower and each subsidiary have filed or caused to be filed all federal, state, and local tax returns, if any, which, to the knowledge of the Borrower or subsidiary, are required to be filed, and have paid or have to be paid all taxes, including those shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of the Borrower or the appropriate subsidiary, and as to which no foreclosure, distraint, sale, or similar proceedings have been commenced).

          SECTION 4.5 LIENS. None of the assets of the Borrower or any subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance, or security interest, except for: (a) current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; (c) liens and security interests securing deposits of public funds, repurchase agreements, federal funds purchased, trust assets, and other similar liens granted in the ordinary course of the banking business; (d) to the extent reflected in the financial statements referred to above; and (e) liens shown on Schedule 4.5 attached hereto.

          SECTION 4.6 ADVERSE CONTRACTS. Neither the Borrower nor any subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, that may have a material and adverse effect on the business, assets, liabilities, financial condition, operations, or business prospects of the Borrower and its subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under this Agreement or the Notes. Neither the Borrower nor any subsidiary has knowledge of or notice that it is in default in the performance, observance or fulfilment of any of the obligations, covenants, or conditions contained in any such agreement, instrument, restriction, judgment, decree, or order except as the Borrower has notified Lender in writing before the date of this Agreement.

          SECTION 4.7 REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve system as now and from time to time hereinafter in effect.

          SECTION 4.8 LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions) arbitration proceedings, or governmental proceedings are pending or, to the knowledge of the Borrower or its officers, overtly threatened, against the Borrower or any subsidiary that would (singly or in aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations, or prospects of the Borrower and its subsidiaries taken as a whole, except as set forth (including estimates of the dollar amounts involved) in a schedule furnished by the Borrower to Lender before this Agreement was signed.

          SECTION 4.9 SUBSIDIARIES. Each Subsidiary Bank and other subsidiaries and affiliates are listed in Exhibit C to this Agreement.

          SECTION 4.10 BANK HOLDING COMPANY. To the best of its knowledge, the Borrower has complied with all federal, state and local laws pertaining to bank holding companies, including without limitation the Bank Holding Company Act of 1956, as amended, and to the best of its knowledge there are no unsatisfied conditions precedent or subsequent to its engaging in the business of being a registered bank holding company.

                            SECTION 5

                            COVENANTS

          Until all obligations of the Borrower hereunder and the Notes are paid and fulfilled in full, the Borrower agrees that it shall, and shall cause any subsidiary to, comply with the following covenants, unless the Lender otherwise gives its prior written consent:

          SECTION 5.1 CORPORATE EXISTENCE, MERGERS, ETC. The Borrower and each subsidiary shall preserve and maintain its corporate existence, rights, franchises, licenses, and privileges, and will not liquidate, dissolve, or merge or consolidate with or into any other corporation, or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, except that:

               (a) Any subsidiary may merge or consolidate with or into any one or more wholly-owned subsidiaries or the Borrower; and

               (b) Any subsidiary may sell, lease, transfer, or otherwise dispose of any of its assets to the Borrower or one or more wholly-owned subsidiaries.

          SECTION 5.2 REPORTS, CERTIFICATES, AND OTHER INFORMATION. The Borrower shall furnish to the Lender:

               (a) Interim Reports. Within forty-five (45) days after the end of each quarter (except the last quarter) of each fiscal year of the Borrower, a copy of an unaudited consolidated financial statement of the Borrower and its subsidiaries prepared on a basis consistent with the audited consolidated financial statements referred to in Section 4.3 of this Agreement (except that such reports do not need footnotes or statements of changes as required for such audited statement), signed by an authorized officer of the Borrower and consisting of at least (i) a balance sheet as at the close of such quarter and (ii) a statement of earnings for such quarter and for the period from the beginning of such fiscal year to the close of such quarter.

               (b) Annual Report. Within one hundred (100) days after the end of each fiscal year of the Borrower, a copy of the annual report of the Borrower and its subsidiaries prepared on a consolidated and consolidating basis and in conformity with generally accepted accounting principles applied on a basis consistent with prior consolidated and consolidating financial statements of the Borrower and its subsidiaries, which annual report shall be duly certified by independent certified public accountants of recognized standing satisfactory to the Lender, accompanied by an opinion without significant qualification.

               (c) FDIC Call Reports. Within forty-five (45) days after each quarter of each fiscal year of each Subsidiary Bank, a copy of the Call Report furnished to the Federal Deposit Insurance Corporation with respect to such quarter by such Subsidiary Bank.

               (d) Certificates. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate signed by either the President and Chief Executive Officer or the Executive Vice President and Chief Financial Officer of the Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of and showing compliance with all financial ratios or restrictions contained in this Agreement.

               (e) Reports to Shareholders. Copies of each communication from the Borrower or any subsidiary to shareholders generally, promptly upon the filing or making thereof.

               (f) Reports to and Filings with the Securities and Exchange Commission. Promptly upon the filing or making thereof, copies of each filing and report made by the Borrower or any subsidiary (including any Subsidiary Bank) with or to the Securities and Exchange Commission.

               (g) Schedule of Non-Performing Assets. If such information shall not be stated at least quarterly on the reports and filings described in subsection (c) of this Section 5.2, promptly after the end of each quarter of each fiscal year of the Borrower, a report signed by either the President and Chief Executive Officer of the Borrower or the Executive Vice President and Chief Financial Officer, dated as of the last day of such quarter, showing for the Borrower and each Subsidiary Bank the amount of all loans in non-accrual status, the amount of all other loans that are ninety (90) days or more past due (either principal or interest), the amount of all other loans listed as "other restructured" in any reports to regulatory authorities, and the amount of all other assets listed as "other real estate owned" in any reports to regulatory authorities, and if requested by the Lender, a schedule of all such assets with respect to which the principal balance exceeds $200,000 (in the aggregate for all loans to any one borrower), showing separately for each such asset the total principal amount of such asset and, if so requested by the Lender, the amount of unpaid accrued interest.

               (h)  Notice of Default, Litigation, and ERISA Matters.
     Promptly upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by the Borrower or any subsidiary affected in respect thereof: (i) the occurrence of an Event of Default or Unmatured Event of Default; or (ii) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the Federal Deposit Insurance Corporation or other regulatory entity or the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Borrower or any subsidiary on a consolidated basis; or (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower or any subsidiary to withdraw from, or the institution of any steps to terminate, any employee benefit plans as to which the Borrower or any of its subsidiaries may have any liability.

               (i) Subsidiaries. Promptly from time to time a written report of any changes in the list of its subsidiaries.

               (j) Other Information. From time to time such other information, financial or otherwise, concerning the Borrower, any subsidiary, or delinquent or non-performing loans as the Lender may reasonably request.

          SECTION 5.3 INSPECTION. The Borrower and any subsidiary shall permit the Lender and its agents at any reasonable time during normal business hours to inspect their properties and, to the full extent permitted by applicable law subject to applicable confidentiality laws, to inspect and make copies of their books and records.

          SECTION 5.4    FINANCIAL REQUIREMENTS.

               (a) Tangible Net Worth. The Borrower shall maintain a minimum consolidated tangible net worth equal to at least $40,000,000.00.

               (b) Total Debt to Net Worth. The Borrower's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of the Borrower's subsidiaries) shall not at any time exceed 45% of its tangible net worth (provided that nothing in this paragraph shall permit the Borrower to borrow except as specifically permitted elsewhere in this Agreement).

               (c) Return on Assets Ratio. The Borrower shall maintain on a consolidated basis for each quarter a ratio of net income to assets of not less than 0.75%.

               (d)  Nonperforming Assets.

                    (i) Assets of each Subsidiary Bank classified as "non-performing assets" (which shall include all loans in non-accrual status, all loans more than ninety (90) days past due in principal or interest, all loans restructured or renegotiated, and all assets listed as "other restructured" or "other real estate owned" on the Federal Deposit Insurance Corporation or other regulatory agency call report) shall not at any time exceed 20% of the tangible net worth of such Subsidiary Bank.

                    (ii) Assets of the Borrower and its subsidiaries on a consolidated basis classified as "non-performing assets" (which shall include all loans in non-accrual status, all loans more than ninety (90) days past due in principal or interest, all loans restructured or renegotiated, and all assets listed as "other restructured" or "other real estate owned" on the Federal Deposit Insurance Corporation or other regulatory agency call report) shall not at any time exceed 3.00% of the loans of the Borrower and its subsidiaries on a consolidated basis.

               (e) Loan Loss Reserves Ratio. The Borrower shall maintain at all times on a consolidated basis a ratio of loan loss reserves to assets classified as "non-performing loans" (which shall include all loans in non-accrual status, all loans more than ninety (90) days past due in principal or interest) of not less than 100%.

               (f) Leverage Ratio. The Borrower shall maintain a ratio of Tier 1 capital to average quarterly assets less goodwill of at least five percent (5%), calculated on a consolidated basis as of the last day of each fiscal quarter of the Borrower. Each Subsidiary Bank shall maintain a ratio of Tier 1 capital to average quarterly assets less goodwill of at least five percent (5%), calculated as of the last day of each fiscal quarter of such Subsidiary Bank.

               (g) Risk-Based Capital Ratio. Prior to June 30, 1997, the Borrower and each Subsidiary Bank shall maintain a ratio of total capital to risk-weighted assets of not less than nine percent (9%). From and after June 30, 1997, the Borrower and each Subsidiary Bank shall maintain a ratio of total capital to risk-weighted assets of not less than ten percent (10%).

               (h) Tier 1 Capital Ratio. The Borrower and each Subsidiary Bank shall maintain a ratio of Tier 1 capital to risk-weighted assets of not less than six percent (6%).

               (i) Definitions. For the purposes of this Section 5.4, the following terms shall have the following definitions:

                    (i) "Risk-weighted assets" shall mean at any date the sum of total risk-weighted balance sheet assets and the total of risk-weighted off-balance sheet credit equivalent amounts as determined under the capital formula currently used by the Federal Reserve Board.

                    (ii) "Tangible net worth" shall mean at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies and capital reserves), minus the cost of common stock reacquired by the Borrower and other capital accounts of the Borrower at such date, minus goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation "core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the Federal Deposit Insurance Corporation.

                    (iii) "Tier 1 capital" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

                    (iv) "Total capital" shall mean tangible primary capital plus intangible assets plus secondary capital qualifying obligations (as defined by the Board of Governors of the Federal Reserve System).

          SECTION 5.5 INDEBTEDNESS, LIENS AND TAXES. The Borrower and each subsidiary shall:

               (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money or the deferred purchase price of property or services (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions but excluding deposits), except for: (i) indebtedness incurred hereunder; (ii) indebtedness existing on the date of this Agreement shown on the financial statements furnished to the Lender before this Agreement was signed; and (iii) indebtedness of the Subsidiary Banks arising in the ordinary course of the banking business of the Subsidiary Banks.

               (b) Liens. Not create, suffer or permit to exist any lien, encumbrance, or pledge of any kind or nature upon or of any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens existing on the date of this Agreement which are reflected in the financial statements referred to in Section 4.3 hereinabove; (ii) liens of landlords, contractors, laborers or supply men, tax liens, or liens securing performance or appeal bonds or other similar liens or charges arising out of the Borrower's business, but not involving any deposits or advances or the deferred purchase price of property or services, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established; (iii) liens securing borrowings or advances from the Borrower by wholly-owned subsidiaries; and (iv) liens on the assets of any Subsidiary Bank arising in the ordinary course of the banking business of such Subsidiary Bank.

               (c) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need to be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale, or similar proceedings have commenced.

               (d) Keep Well Agreements. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity other than a wholly-owned subsidiary, except (i) by the indorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business, and (ii) as permitted by this Agreement.

          SECTION 5.6 INVESTMENTS AND LOANS. Neither the Borrower nor any subsidiary shall make any loan, advance, extension of credit, or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any person, except that (a) the Borrower may invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon the Borrower's purchase or other acquisition of fifty percent (50%) of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement; (b) the Borrower may invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in subsidiaries other than banks or Subsidiary Banks; (c) the Borrower and any subsidiary may purchase or otherwise acquire or own short-term money market items (specifically including but not limited to preferred stock mutual funds); and (d) the Subsidiary Banks may make any investment permitted by applicable governmental laws and regulations. Nothing in this
Section 5.6 shall prohibit the Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

          SECTION 5.7 CAPITAL STRUCTURE AND DIVIDENDS. Neither the Borrower nor any subsidiary shall purchase or redeem, or obligate itself to purchase or redeem, any shares of the Borrower's capital stock, of any class, issued and outstanding from time to time; or declare or pay any dividend (other than dividends payable in its own common stock or to the Borrower) make any other distribution in respect of such shares other than to the Borrower, except that the Borrower may declare or pay cash dividends to holders of the stock of the Borrower in any fiscal year in an amount not to exceed 60% of the Borrower's consolidated net income for the immediately preceding fiscal year; provided that no Event of Default or Unmatured Event of Default exists as of the date of such declaration or payment or would result therefrom. The Borrower shall at all times own, directly or indirectly, the same (or greater) percentage of the stock of each subsidiary that it held on the date of this Agreement. No subsidiary shall issue additional voting shares of capital stock other than to the Borrower.

          SECTION 5.8 MAINTENANCE OF PROPERTIES. The Borrower and any subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition all their properties (whether owned or held under lease) and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          SECTION 5.9 INSURANCE. The Borrower and any subsidiary shall maintain with insurers of recognized responsibility insurance in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by Federal Deposit Insurance Corporation.

          SECTION 5.10   USE OF PROCEEDS.

               (a) General. The proceeds of the Term Loan will be used by the Borrower solely for the purpose of acquiring North Bank Corporation. The proceeds of the Revolving Loans will be used by the Borrower for the acquisition of North Bank Corporation and for general corporate purposes.

               (b) Regulation U. The Borrower and any subsidiary shall not use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by the Lender, the Borrower and any subsidiary will furnish to the Lender a statement in conformity with the requirements of Federal Reserve Form U-1 to the foregoing effect. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

               (c) Tender Offers and Going Private. Without the Lender's prior written consent, neither the Borrower nor any subsidiary shall use (or permit to be used) any proceeds of the Loans to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

                            SECTION 6

                      CONDITIONS OF LENDING

          The obligation of the Lender to make each of the Loans is subject to the following conditions precedent:

          SECTION 6.1 GENERAL DOCUMENTATION; INITIAL LOAN. In addition to the conditions precedent set forth in Section 6.2, the obligation of the Lender to make the initial Loan under this Agreement is subject to the conditions precedent that the Lender shall have received all of the following, each duly executed and dated the date of the first Loan, in form and substance satisfactory to the Lender and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Lender may request (except for the Notes, of which only the original of each Note shall be signed):

               (a) Notes. The Term Note in the form of Exhibit A, with appropriate insertions, and the Revolving Note in the form of Exhibit B, with appropriate insertions;

               (b) Resolution. A copy of a resolution of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement, the Notes, and the other documents provided for in this Agreement, certified by the Secretary of the Borrower;

               (c) Articles of Incorporation and By-Laws. A copy of the articles of incorporation and by-laws of the Borrower, certified by the Secretary of the Borrower and a copy of the articles of incorporation and by-laws of each subsidiary as of the date hereof, certified by the Secretary of such subsidiary;

               (d) Certificate of Incumbency. A certificate of the Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, the Notes, and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer (the Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

               (e) Certificates of Good Standing. A certificate of good standing for the Borrower, and a certificate of good standing for each subsidiary as of the date hereof;

               (f) Certificate of No Default. A certificate signed by the President and Chief Executive Officer of the Borrower to the effect that
     (I) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the Loans; and (ii) the representations and warranties of the Borrower contained herein are true and correct as at the date of the initial Loan as though made on that date;

               (g) Opinion of Counsel for the Borrower. An opinion of counsel to the Borrower to such effect as the Lender may reasonably require; and

               (h) Miscellaneous. Such other documents and certificates as the Lender may reasonably request.

          SECTION 6.2    REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

               (a) Representations and Warranties. At the date of each Loan, the Borrower's representations and warranties set forth herein (as such representations and warranties may be amended from time to time by the parties hereto) shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

               (b) No Default. At the time of each Loan and immediately after giving effect to each Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of any Loan or would result from the making of any Loan.

          SECTION 6.3 SUCCEEDING LOANS. The application by the Borrower for any Loan other than the first shall be deemed a representation and warranty by the Borrower that the statements in Section 6.2 are true and correct on and as of the date of each such Loan. The Borrower hereby expressly acknowledges and agrees that (A) each request for a Loan under this Agreement shall be deemed to be a representation and warranty by the Borrower to the Lender that no Event of Default (as hereinafter defined), or event which with the passage of time would become such, has occurred and is continuing as of the date of such request for a Loan and (B) upon
       receipt of each request for an Advance under this Agreement, the
Lender, in its sole discretion, shall have the right to request that the Borrower provide to the Lender, prior to the Lender's funding of the Loan so requested, a certificate executed by the Borrower's President and Chief Executive Officer or the Borrower's Executive Vice President and Chief Financial Officer to the effect that no Event of Default, or event which with the passage of time would become such, has occurred and is continuing as of the date of such request for a Loan.

                            SECTION 7

                             DEFAULT

          SECTION 7.1 EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default":

               (a) Nonpayment. The Borrower shall fail to make any payment of principal, interest, or other amounts payable hereunder within three
     (3) days of when due; or

               (b) Cross-Default. There shall occur any material default or event of default, or any event that might become such with notice or the passage of time or both, or any similar event, or any event that requires (or enables another party to require) the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by the Borrower or any subsidiary or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

               (c) Dissolutions, etc. The Borrower shall fail to comply with any provision (including but not limited to Section 5.1 hereof) concerning its existence or that of any subsidiary or any prohibition against dissolution, liquidation, merger, consolidation, or sale of all or a substantial part of its assets or those of any subsidiary, or the Borrower or any subsidiary shall take any corporate action to approve any of the foregoing; or

               (d) Warranties. Any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Borrower to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

               (e) Change in Control. A majority of the outstanding voting stock of the Borrower shall be acquired, directly or indirectly, by a person or entity, or group of persons or entities acting in concert, who own on the date hereof less than 5% of such voting stock; or

               (f) ERISA. Any reportable event in which the amount involved or claimed exceeds $100,000.00 shall occur under the Employee Retirement Income Security Act of 1974, as amended, in respect of any employee benefit plan maintained for employees of the Borrower or any subsidiary; or

               (g) Litigation. There shall be rendered against the Borrower or any subsidiary a final judgment, decree, or court order for the payment of money (or the Borrower or any subsidiary shall settle any suit, action, or proceeding for an amount) of more than $500,000.00 (including any deductible amounts) in excess of applicable insurance coverage or, if not a judgment for payment of money, otherwise having a material adverse effect on the financial condition or continued operations of the Borrower or any subsidiary on a consolidated basis, and the continuance of such judgment, decree, or court order for any period of sixty (60) consecutive days without a stay of execution, or, if it is earlier, the date that the Borrower shall not have any right to appeal or shall otherwise become unconditionally obligated to pay such amount (whether by agreement or passage of time); or

               (h) Cease and Desist Order. The Federal Deposit Insurance Corporation or other regulatory entity shall issue a cease and desist order against the Borrower or any subsidiary; or

               (I) Noncompliance with this Agreement. Borrower shall fail to comply with any provision hereof in any material respect, which failure does not otherwise constitute an Event of Default, and such failure shall continue for thirty (30) consecutive days after notice thereof to the Borrower by the Lender or any other holder of the Notes; or

               (j) Other Agreements. If any default or Event of Default shall exist under any other instrument, document, agreement or guaranty delivered to the Lender in connection with the Loans, or any such instrument, document, agreement, or guarantee shall not be or shall cease to be enforceable in accordance with its terms; or

               (k) Bankruptcy- Filing of Petition. The Borrower or any subsidiary shall file a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the Borrower or any subsidiary shall consent to the institution of proceedings thereunder or the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any subsidiary or of any substantial part of their respective properties, or the Borrower or any subsidiary shall take any corporate action to approve any of the foregoing; or

               (l) Bankruptcy - Entry of Order for Relief. There shall be entered a decree or order by a court or administrative or regulatory authority constituting an order for relief in respect of the Borrower or any subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any subsidiary or of any substantial part of their respective properties, or ordering the winding-up of or liquidation of the affairs of, or the disposition of any substantial part of the assets of, the Borrower or any subsidiary, or ordering the merger or consolidation of the Borrower or any subsidiary with or into any other entity, and any such decree or order shall continue unstayed and in effect for a period of thirty (30) consecutive days; or

               (m) Insolvency. The Borrower or any subsidiary shall become insolvent or shall fail or be unable to pay its debts as they mature, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of its creditors, or shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business, or any Subsidiary Bank shall have its charter to operate as a bank revoked, shall be closed by any regulatory authority, or shall cease to have deposits insured by the Federal Deposit Insurance Corporation.

          SECTION 7.2 REMEDIES. Upon the occurrence of any Event of Default set forth in subsections (a)-(j) of Section 7.1 and during the continuance thereof, the Lender or any other holder of the Notes may declare the Notes and any other amounts owed the Lender to be immediately due and payable, whereupon the Notes and any other amounts payable hereunder shall forthwith become due and payable. Upon the occurrence of any Event of Default set forth in subsections (k)-(m) of Section 7.1, the Notes and any other amounts owed to the Lender shall be immediately and automatically due and payable without action of any kind on the part of the Lender or any other holder of the Notes. Upon the occurrence of an Event of Default or an Unmatured Event of Default, the Revolving shall immediately and automatically terminate without action of any kind on the part of the Lender or any other holder of the Revolving Note. The Borrower expressly waives presentment, demand, notice, or protest of any kind in connection herewith. No delay or omission on the part of Lender or any holder of the Notes in exercising any power or right hereunder or under the Notes shall impair such right or power or be construed to be a waiver of any Event of Default or Unmatured Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.

                            SECTION 8

                           DEFINITIONS

          SECTION 8.1    GENERAL. As used herein:

               (a) The term "affiliate" means any corporation of which the Borrower owns directly or indirectly 20% or more, but less than 50%, of the outstanding voting stock, or any partnership, joint venture, trust or other legal entity of which the Borrower has effective control, by contract or otherwise.

               (b) The term "business day" shall mean a day on which the Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close.

               (c) With respect to any given Subsidiary Bank, the term "capital" shall be defined to be the same as that determined under the capital formula currently used by the Federal Reserve Bank of the District in which such Subsidiary Bank is located.

               (d) The term "subsidiary" means Independent Bank, Independent Bank West Michigan, Independent Bank South Michigan, Independent Bank East Michigan, North Bank Corporation, North Bank or any other corporation, partnership, joint venture, trust, or other legal entity of which the Borrower owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Borrower has effective control, by contract or otherwise, and shall include but shall not be limited to all Subsidiary Banks.

               (e) The term "Subsidiary Bank" means Independent Bank, Independent Bank West Michigan, Independent Bank South Michigan, Independent Bank East Michigan, North Bank or any other subsidiary which is a bank.

               (f) The term "Unmatured Event of Default" means an event or condition which would become an Event of Default, with notice or the passage of time or both.

               (g) Except as and unless otherwise specifically provided herein, all accounting terms in this Agreement shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the most recent financial statements provided to the Lender before this Agreement was signed.

          SECTION 8.2    APPLICABILITY OF SUBSIDIARY AND AFFILIATE
REFERENCES.
Terms hereof pertaining to any subsidiary or affiliate shall apply only during such times as the Borrower has any subsidiary or affiliate.

                            SECTION 9

                          MISCELLANEOUS

          SECTION 9.1 WAIVER OF DEFAULT. The Lender may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Lender and the Borrower shall be restored to their former position and rights hereunder and under the Notes, respectively, and any Event of Default or Unmatured Event of Default so waived all be deemed to be cured and not continuing; but no such waiver shall extend to or impair any right consequent thereon or to any subsequent or other Event of Default or Unmatured Event of Default.

          SECTION 9.2 NOTICES. All notices and requests to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid and all demands shall be deemed to have been made when deposited in the mail, certified or registered with return receipt requested, addressed, in each instance, as follows:

               (a) if to the Lender, to 50 South LaSalle Street, Chicago, Illinois 60675 (Attention: Division Head, Correspondent Banking and Trade Finance Division);

               (b) if to the Borrower, to 230 W. Main Street, Ionia, Michigan 48864 (Attention: President and Chief Executive Officer);

or to such other address as may be hereafter designated in writing by the respective parties hereto.

          SECTION 9.3 NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise any other right, power or privilege. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.4 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the making of the Loans hereunder.

          SECTION 9.5 SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower, and acceptance by the Lender in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Lender.

          SECTION 9.6 CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. References herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement.

          SECTION 9.7 SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others where appropriate.

          SECTION 9.8 COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts; each counterpart shall be deemed an original instrument; and all of the parts taken together shall be deemed to constitute one and the same instrument.

          SECTION 9.9 FEES. The Borrower agrees, upon written request of the Lender, to pay or reimburse the Lender for all reasonable costs and expenses of preparing and enforcing this Agreement or the Notes, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Lender, whether in or out of court, in original or appellate proceedings or in bankruptcy).

          SECTION 9.10 CONSTRUCTION. This Agreement, the Notes and any document or instrument executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

          SECTION 9.11 SUBMISSION TO JURISDICTION; VENUE. To induce the Lender to make the Loans, as evidenced by the Notes and this Agreement, the Borrower irrevocably agrees that, subject to the Lender's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Notes or any document executed in connection herewith, shall be subject to litigation in courts having situs within Chicago, Illinois. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within Chicago, Illinois. The Borrower hereby waives any right it may have to request or demand trial by jury, to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Lender in accordance with this Section, or to claim that any such proceeding has been brought in an inconvenient forum.


                              INDEPENDENT BANK CORPORATION



                              By:  /s/Charles C. Van Loan
                                   Charles C. Van Loan

                              Its: President & Chief
                                   Executive Officer



                              THE NORTHERN TRUST COMPANY



                              By:  /s/Thomas E. Bernhardt
                                   Thomas E. Bernhardt

                              Its: Vice President

                           EXHIBIT A

                       AMENDED AND RESTATED
                            TERM NOTE

$10,000,000.00                                    Chicago, Illinois
                                                  _________, ____


          FOR VALUE RECEIVED, INDEPENDENT BANK CORPORATION, a corporation organized under the laws of Michigan, promises to pay to the order of THE NORTHERN TRUST COMPANY (the "Lender") at its office at 50 South LaSalle Street, Chicago, Illinois 60675, the principal sum of TEN MILLION AND NO/100 UNITED STATES DOLLARS ($10,000,000.00), payable in twenty (20) consecutive quarterly principal installments consisting of nineteen (19) equal consecutive quarterly principal installments of $500,000.00 each and a twentieth (20th) and final consecutive quarterly principal installment of all then unpaid principal, each due of the last day of each March, June, September and December of each year, beginning September 30, 1996.

          The unpaid principal amount from time to time outstanding shall bear interest from and including the date of this Note at the rate or rates per year set forth in the Loan Agreement (as hereafter defined) and such interest shall be payable at the times set forth in the Loan Agreement. Interest shall be computed for the actual number of days on the basis of a year consisting of 360 days.

          Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

          This Note evidences indebtedness incurred under, and is expressly subject to the terms and provision of, the Amended and Restated Loan Agreement dated as of June 6, 1996 executed by and between the undersigned and the Lender (and any amendments, restatements, and replacements thereto or therefor) (the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of its terms, definitions and provisions, including those under which this Note may be paid prior to its due date or have its due date accelerated.

          The undersigned agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in attempting to collect any amounts payable hereunder. The undersigned irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

          This Note is made under and governed by the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

                              INDEPENDENT BANK CORPORATION

                              By:

                              Its: President and Chief Executive
                                   Officer

                            EXHIBIT B

                          REVOLVING NOTE


$7,000,000.00                                   Chicago, Illinois
                                                __________, _____

     FOR VALUE RECEIVED, on or before __________, ____, INDEPENDENT BANK CORPORATION, a corporation organized under the laws of Michigan, promises to pay to the order of THE NORTHERN TRUST COMPANY (the "Lender") at its office at 50 South LaSalle Street, Chicago, Illinois 60675, the lesser of the principal sum of SEVEN MILLION AND NO/100 UNITED STATES DOLLARS ($7,000,000.00), or the amount outstanding as indorsed on the grid attached to this Note (or recorded in the Lender's books and records, if the Lender is the holder hereof). Such indorsement or recording by the Lender shall be rebuttably presumptive evidence of the principal balance due on this Note.

     The unpaid principal amount from time to time outstanding shall bear interest from and including the date of this Note at the rate or rates per year set forth in the Loan Agreement (as hereafter defined) and such interest shall be payable at the times set forth in the Loan Agreement. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

     This Note evidences indebtedness incurred under, and is expressly subject to the terms and provisions of, that certain Amended and Restated Loan Agreement dated as of June 6, 1996 executed by and between the undersigned and the Lender (and, if amended, restated, or replaced, all further amendments, restatements, and replacements thereto or therefor) (collectively, the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of its terms, definitions and provisions, including those under which this Note may be paid prior to its due date or have its due date accelerated.

     The undersigned agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in attempting to collect any amounts payable hereunder. The undersigned irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

     This Note is made under and governed by the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

     This Note amends, restates and replaces in its entirety that certain Fourth Amended and Restated Line of Credit Note dated as of October 11, 1995 executed by the undersigned in favor of the Lender (the "Prior Note"). Any and all amounts outstanding under the Prior Note as of the date of this Note shall be deemed to be amounts outstanding under this Note.


                              INDEPENDENT BANK CORPORATION

                              By:

                              Its: President and Chief Executive
                                   Officer

                         First Amendment
              to Amended and Restated Loan Agreement
                        and Revolving Note


          Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of June 6, 1996 (the "Loan Agreement") by and between Independent Bank Corporation, a corporation organized under the laws of the State of Michigan (the "Borrower"), and The Northern Trust Company, an Illinois banking corporation (the "Lender"), and to the Revolving Note dated as of June 6, 1996 executed pursuant thereto by the Borrower in favor of the Lender. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Loan Agreement.

          Upon the execution of this First Amendment to Amended and Restated Loan Agreement (the "First Amendment") by each of the undersigned, the Loan Agreement and the Revolving Note are hereby amended as follows:

          (a) The title of Section 2 of the Loan Agreement is hereby changed from "INTEREST" to "INTEREST AND FEES", and a new Section 2.7 is inserted as the end of Section 2 of the Loan Agreement as follows:

     "         SECTION 2.7    COMMITMENT FEE.  The Borrower agrees to pay the
     Lender a commitment fee (the "Commitment Fee") of one-eighth of one percent (1/8th of 1%) per year on the average daily unused amount of the Revolving Loan Commitment. The Commitment Fee shall commence to accrue on the date of this Agreement and shall be paid on the last day of each March, June, September and December in each year, beginning with the first of such dates to occur after the date of this Agreement, at maturity and upon payment in full. The Borrower's payment of the Line of Credit Fee shall compensate (and shall be deemed to compensate) the Lender for the cost and risks incurred by the Lender for making the Revolving Loans available to Borrower."

          (b)  The first full sentence of Exhibit B of the Loan Agreement
     (the form of the Revolving Note) and the Revolving Note is hereby amended and replaced in its entirety as follows:

     "    FOR VALUE RECEIVED, INDEPENDENT BANK CORPORATION, a corporation organized under the laws of Michigan, promises to pay to the order of THE NORTHERN TRUST COMPANY (the "Lender") at its office at 50 South LaSalle Street, Chicago, Illinois 60675, the lesser of the principal sum of SEVEN MILLION AND NO/100 UNITED STATES DOLLARS ($7,000,000.00), or
the
     amount outstanding as indorsed on the grid attached to this Note (or recorded in the Lender's books and records, if the Lender is the holder hereof)."

          (c) The date on the fourth line of Section 1.3 of the Loan Agreement is hereby changed from June 6, 1997 to June 5, 1997.

          Except as specifically amended hereby, the Loan Agreement and the Revolving Note shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this First Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or the Revolving Note, nor constitute a waiver of any provision of the Loan Agreement or the Revolving Note.

          This First Amendment may be executed in counterparts with each such counterpart being considered an original and all such counterparts constituting one and the same document. This First Amendment shall be governed by the internal laws of the State of Illinois.

          This First Amendment has been executed and delivered by each of the undersigned as of the sixth day of June, 1996.


                              INDEPENDENT BANK CORPORATION



                              By:  /s/Charles C. Van Loan
                                   Charles C. Van Loan

                              Its: President & Chief
                                   Executive Officer



                              THE NORTHERN TRUST COMPANY



                              By:  /s/Thomas E. Bernhardt
                                   Thomas E. Bernhardt

                              Its: Vice President

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in this Current Report of Independent Bank Corporation on Form 8-K of our report dated March 8, 1996, included herein, on the financial statements of North Bank Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.


                                            /s/Crowe, Chizek and Company LLP
                                            Crowe, Chizek and Company LLP

Grand Rapids, Michigan
August 7, 1996